                                                              [LOGO OF EXCELSIOR
                                                                  FUNDS INC.]

A Management Investment Company

--------------------------------------------------------------------------------
Equity Funds                         For initial purchase information, current
Trust Shares                         prices, performance information and ex-
                                     isting account information, call (800)
73 Tremont Street                    446-1012.
Boston, MA 02108-3913                (From overseas, call (617) 557-8280.)
--------------------------------------------------------------------------------

This Prospectus describes the Trust Shares ("Trust Shares" or "Shares") offered by several separate portfolios offered to investors by Excelsior Funds, Inc. ("Excelsior Fund") (formerly UST Master Funds, Inc.), an open-end, management investment company. Excelsior Fund also issues an additional series of shares in the portfolios which are offered under a separate prospectus. Each portfolio (individually, a "Fund" and collectively, the "Funds") has its own investment objective and policies as follows:

 EQUITY FUND seeks long-term capital appreciation by investing in companies be-lieved by the Investment Adviser to represent good long-term values not cur-rently recognized in the market prices of their securities.

 AGING OF AMERICA FUND seeks long-term capital appreciation by investing in companies which the Investment Adviser believes will benefit from the changes occurring in the demographic structure of the U.S. population, particularly its growing population of individuals over the age of 40.

 COMMUNICATION AND ENTERTAINMENT FUND seeks long-term capital appreciation by investing in companies which the Investment Adviser believes will benefit from the technological and international transformation of the communications and entertainment industries, particularly the convergence of information, communi-cation and entertainment media.

 BUSINESS AND INDUSTRIAL RESTRUCTURING FUND seeks long-term capital apprecia-tion by investing in companies which the Investment Adviser believes will bene-fit from their restructuring or redeployment of assets and operations in order to become more competitive or profitable.

 GLOBAL COMPETITORS FUND seeks long-term capital appreciation by investing pri-marily in U.S.-based companies which the Investment Adviser believes will bene-fit from their position as effective and strong competitors on a global basis.

 EARLY LIFE CYCLE FUND seeks long-term capital appreciation by investing in smaller companies in the earlier stages of their development or larger or more mature companies engaged in new and higher growth potential operations.

 Each of the Funds is sponsored and distributed by Edgewood Services, Inc. and advised by United States Trust Company of New York (the "Investment Adviser" or "U.S. Trust").

 This Prospectus sets forth concisely the information about the Funds that a prospective investor should consider before investing. Investors should read this Prospectus and retain it for future reference. A Statement of Additional Information dated August 1, 1996 and containing additional information about the Funds has been filed with the Securities and Exchange Commission. The cur-rent Statement of Additional Information is available to investors without charge by writing to Excelsior Fund at its address shown above or by calling
(800) 446-1012. The Statement of Additional Information, as it may be supple-mented from time to time, is incorporated by reference in its entirety into this Prospectus.

SHARES IN THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR EN-DORSED BY, UNITED STATES TRUST COMPANY OF NEW YORK, ITS PARENT OR AFFILIATES AND THE SHARES ARE NOT FEDERALLY INSURED BY, GUARANTEED BY, OBLIGATIONS OF OR OTHERWISE SUPPORTED BY THE U.S. GOVERNMENT, THE FEDERAL DEPOSIT INSURANCE COR-PORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY.

AN INVESTMENT IN THE FUNDS INVOLVES INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL AMOUNT INVESTED.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE AC-CURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 August 1, 1996

                              PROSPECTUS SUMMARY

  EXCELSIOR FUNDS, INC. is an investment company offering various diversified investment portfolios with differing objectives and policies. Founded in 1984, Excelsior Fund currently offers 20 Funds with combined assets of approximately $2.4 billion. See "Description of Capital Stock."

  INVESTMENT ADVISER: United States Trust Company of New York ("U.S. Trust") serves as the Funds' investment adviser. U.S. Trust offers a variety of spe-cialized financial and fiduciary services to high-net worth individuals, in-stitutions and corporations. Excelsior Fund offers investors access to U.S. Trust's services. See "Management of the Funds--Investment Adviser."

  INVESTMENT OBJECTIVES AND POLICIES: Generally, each Fund is a diversified investment portfolio which invests in equity securities. The Funds' investment objectives and policies are summarized on the cover and explained in greater detail later in this Prospectus. See "Investment Objectives and Policies," "Portfolio Instruments and Other Investment Information" and "Investment Limi-tations."

  HOW TO INVEST: The Funds' Shares are offered at their public offering price, i.e., their net asset value plus a sales load which is subject to substantial reductions for large purchases and programs for accumulation. The sales load is not applicable to investors making their investments through a variety of institutions, such as U.S. Trust, other banks and trust companies. See "How to Purchase and Redeem Shares."

  The minimum to start an account is $500 per Fund, with a minimum of $50 per Fund for subsequent investments. The easiest way to invest is to complete the account application which accompanies this Prospectus and to send it with a check to the address noted on the application. Investors may also invest by wire and through investment dealers or institutional investors with appropri-ate sales agreements with Excelsior Fund. See "How to Purchase and Redeem Shares."

  HOW TO REDEEM: Redemptions may be requested directly from Excelsior Fund by mail, wire or telephone. Investors investing through another institution should request redemptions through their Shareholder Organization. See "How to Purchase and Redeem Shares."

  INVESTMENT RISKS AND CHARACTERISTICS: Generally, each Fund is subject to market and industry risk. Market risk is the possibility that stock prices will decline over short or even extended periods. The stock markets tend to be cyclical, with periods of generally rising prices and periods of generally de-clining prices. These cycles will affect the values of each Fund. Because the Funds may invest in securities of foreign issuers, they are subject to the risks of fluctuations of the value of foreign currency relative to the U.S. dollar and other risks associated with such investments. Although each Fund generally seeks to invest for the long term, each Fund may engage in short-term trading of portfolio securities. A high rate of portfolio turnover may involve correspondingly greater transaction costs which must be borne directly by a Fund and ultimately by its shareholders. Investment in the Funds should not be considered a complete investment program. See "Investment Objectives and Policies."

                                EXPENSE SUMMARY

  The following table summarizes the estimated expenses to be borne by the Trust Shares of each Fund. The expense summary sets forth the expenses borne by a separate series of shares of the Funds offered under a separate prospec-tus for the fiscal year ended March 31, 1996, as restated to reflect the addi-tional cost of distribution fees borne by Trust Shares.

                                                               BUSINESS
                                 AGING OF   COMMUNICATION   AND INDUSTRIAL   GLOBAL
                          EQUITY AMERICA  AND ENTERTAINMENT RESTRUCTURING  COMPETITORS EARLY LIFE
                           FUND    FUND         FUND             FUND         FUND     CYCLE FUND
                          ------ -------- ----------------- -------------- ----------- ----------
SHAREHOLDER TRANSACTION
 EXPENSES
Maximum Sales Load (as a
 percentage of offering
 price).................  4.50%   4.50%         4.50%           4.50%         4.50%      4.50%
Sales Load on Reinvested
 Dividends..............   None    None          None            None          None       None
Deferred Sales Load.....   None    None          None            None          None       None
Redemption Fees/1/ .....   None    None          None            None          None       None
Exchange Fees...........   None    None          None            None          None       None
ANNUAL FUND OPERATING
 EXPENSES FOR TRUST
 SHARES (AS A PERCENTAGE
 OF AVERAGE NET ASSETS)
Advisory Fees (after fee
 waivers)/2/ ...........   .68%    .56%          .55%            .56%          .56%       .52%
12b-1 Fees/3/...........   .35%    .35%          .35%            .35%          .35%       .35%
Other Operating Expenses
 Administrative Servic-
  ing Fee/2/............   .07%    .04%          .05%            .04%          .04%       .08%
 Other Expenses/2/ (af-
  ter fee waivers)......   .30%    .33%          .32%            .31%          .29%       .30%
                          -----   -----         -----           -----         -----      -----
Total Operating Expenses
 (after fee waivers)/2/
 .......................  1.40%   1.28%         1.27%           1.26%         1.24%      1.25%
                          =====   =====         =====           =====         =====      =====

-------
1. The Fund's transfer agent imposes a direct $8.00 charge on each wire re-demption by noninstitutional (i.e. individual) investors which is not re-flected in the expense ratios presented herein. Shareholder organizations may charge their customers transaction fees in connection with redemptions. See "Redemption Procedures."
2. The Investment Adviser and Administrators may, from time to time, voluntar-ily waive part of their respective fees, which waivers may be terminated at any time. Until further notice, the Investment Adviser and/or Administra-tors intend to voluntarily waive fees in an amount equal to the Administra-tive Servicing Fee; and to further waive fees and reimburse expenses to the extent necessary for Shares of each of the Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competi-tors and Early Life Cycle Funds (collectively, the "Theme Funds"), respec-tively, to maintain an annual expense ratio, net of 12b-1 fees, of not more than .99%. Without such fee waivers, "Advisory Fees" would be .75%, .60%, .60%, .60%, .60% and .60%, and "Total Operating Expenses" would be 1.47%, 1.32%, 1.32%, 1.30%, 1.28% and 1.33% for the Equity, Aging of America, Com-munication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds, respectively.
3. As a result of the payment of sales charges and distribution fees, long-term shareholders may pay more than the economic equivalent of the maximum front-end sales load permitted by the National Association of Securities Dealers, Inc. ("NASD"). The NASD has adopted rules which generally limit the aggregate sales charges and payments under Excelsior Fund's Distribu-tion Plan to a certain percentage of total new gross share sales, plus in-terest. Excelsior Fund would stop accruing Distribution Plan fees if, to the extent, and for as long as such limit would otherwise be exceeded.

Example: You would pay the following expenses on a $1,000 investment, assuming
(1) 5% annual returns and (2) redemption of your investment at the end of the following periods:

                                                 1 YEAR 3 YEARS 5 YEARS 10 YEARS
                                                 ------ ------- ------- --------
Equity Fund.....................................  $59     $87    $118     $205
Aging of America Fund...........................   57      84     112      193
Communication and Entertainment Fund............   57      83     112      191
Business and Industrial Restructuring Fund......   57      83     111      190
Global Competitors Fund.........................   57      83     110      188
Early Life Cycle Fund...........................   57      83     111      189

  The foregoing expense summary and example (based on the maximum sales load payable on the Shares) are intended to assist investors in understanding the costs and expenses that an investor in Trust Shares of the Funds will bear di-rectly or indirectly. The expense summary sets forth advisory and other ex-penses payable with respect to a separate series of shares of the Funds for the fiscal year ended March 31, 1996, as restated to reflect the additional cost of distribution fees borne by Trust Shares. For more complete descriptions of the Funds' operating expenses, see "Management of the Funds" and "Description of Capital Stock" in this Prospectus and the financial statements and notes incor-porated by reference in the Statement of Additional Information.

  THE FOREGOING EXAMPLE SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OR RATE OF RETURN. ACTUAL EXPENSES AND RATE OF RETURN MAY BE GREATER OR LOWER THAN THOSE SHOWN IN THE EXPENSE SUMMARY AND EXAMPLE.

                             FINANCIAL HIGHLIGHTS

  The Funds offer two separate series of shares, Trust Shares and shares of another series offered under a separate prospectus. Trust Shares and the shares of the other series offered by a separate prospectus represent equal pro rata interests in each Fund, except that Trust Shares bear the additional expense of distribution fees. See "Description of Capital Stock."

  The following tables include selected data for a share of a separate series of the Fund outstanding throughout each period and other performance informa-tion derived from the financial statements included in Excelsior Fund's Annual Report to Shareholders for the year ended March 31, 1996 (the "Financial Statements"). No Trust Shares were outstanding during the periods reflected in the following tables. The information contained in the Financial Highlights for each period has been audited by Ernst & Young LLP, Excelsior Fund's inde-pendent auditors. The following tables should be read in conjunction with the Financial Statements and notes thereto. More information about the performance of each Fund is also contained in the Annual Report to Shareholders which may be obtained from Excelsior Fund without charge by calling the number on the front cover of this Prospectus.

                                  EQUITY FUND

                                                        YEAR ENDED MARCH 31,
                          -----------------------------------------------------------------------------------------
                           1996     1995     1994     1993     1992     1991    1990     1989      1988      1987
                          -------  -------  -------  -------  -------  ------  -------  -------  ---------  -------
Net Asset Value,
 Beginning of Period....  $ 21.40  $ 19.17  $ 18.77  $ 16.28  $ 14.13  $13.87  $ 13.22  $ 11.32  $   13.56  $ 12.35
                          -------  -------  -------  -------  -------  ------  -------  -------  ---------  -------
Income From Investment
 Operations
 Net Investment Income..     0.12     0.07     0.05     0.08     0.13    0.28     0.34     0.19       0.15     0.18
 Net Gains or (Losses)
  on Securities (both
  realized and
  unrealized)...........     5.21     2.67     1.16     3.01     2.23    0.39     1.26     1.88      (1.63)    1.86
                          -------  -------  -------  -------  -------  ------  -------  -------  ---------  -------
 Total From Investment
  Operations............     5.33     2.74     1.21     3.09     2.36    0.67     1.60     2.07      (1.48)    2.04
                          -------  -------  -------  -------  -------  ------  -------  -------  ---------  -------
Less Distributions
 Dividends From Net
  Investment Income.....    (0.11)   (0.04)   (0.08)   (0.09)   (0.21)  (0.23)   (0.34)   (0.17)     (0.14)   (0.18)
 Dividends in Excess of
  Net Investment Income.     0.00     0.00     0.00     0.00     0.00    0.00     0.00     0.00       0.00     0.00
 Distributions From Net
  Realized Gain on
  Investments and
  Options...............    (2.19)   (0.47)   (0.39)   (0.51)    0.00   (0.18)   (0.61)    0.00      (0.62)   (0.65)
 Distributions in Excess
  of Net Realized Gain
  on Investments and
  Options...............     0.00     0.00    (0.34)    0.00     0.00    0.00     0.00     0.00       0.00     0.00
                          -------  -------  -------  -------  -------  ------  -------  -------  ---------  -------
 Total Distributions....    (2.30)   (0.51)   (0.81)   (0.60)   (0.21)  (0.41)   (0.95)   (0.17)     (0.76)   (0.83)
                          -------  -------  -------  -------  -------  ------  -------  -------  ---------  -------
Net Asset Value, End of
 Period.................  $ 24.43  $ 21.40  $ 19.17  $ 18.77  $ 16.28  $14.13  $ 13.87  $ 13.22  $   11.32  $ 13.56
                          =======  =======  =======  =======  =======  ======  =======  =======  =========  =======
Total Return/1/ ........   26.45%   14.65%    6.54%   19.26%   16.87%   5.11%   11.98%   18.52%   (11.24)%   17.61%
Ratios/Supplemental Data
 Net Assets, End of
  Period
  (in millions).........  $188.57  $137.42  $122.26  $106.14  $ 71.62  $29.87  $ 25.98  $ 17.61  $   13.58  $ 13.40
 Ratio of Net Operating
  Expenses to Average
  Net Assets............    1.05%    1.05%    1.14%    1.08%    1.15%   1.23%    1.22%    1.16%      1.16%    1.21%
 Ratio of Gross Operating
  Expenses to Average
  Net Assets/2/.........    1.12%    1.08%    1.14%    1.08%    1.15%   1.23%    1.22%    1.16%      1.16%    1.30%
 Ratio of Net Investment
  Income to Average Net
  Assets................    0.55%    0.36%    0.25%    0.51%    0.87%   2.21%    2.45%    1.62%      1.26%    1.53%
 Portfolio Turnover
  Rate..................    27.0%    23.0%    17.0%    24.0%    20.0%   41.0%    53.0%    46.0%      67.0%    86.0%

-------
NOTES:
1. Total return data does not reflect the sales load payable on purchases of Shares.
2. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                             AGING OF AMERICA FUND

                                       YEAR ENDED MARCH 31,
                                       ----------------------    PERIOD ENDED
                                        1996    1995    1994   MARCH 31, 1993/1/
                                       ------  ------  ------  -----------------
Net Asset Value, Beginning of Period.  $ 7.84  $ 6.99  $ 7.01        $7.00
                                       ------  ------  ------        -----
Income From Investment Operations
  Net Investment Income..............    0.05    0.04    0.03         0.01
  Net Gains or (Losses) on Securities
   (both realized and unrealized)....    1.97    0.85   (0.02)        0.00
                                       ------  ------  ------        -----
  Total From Investment Operations...    2.02    0.89    0.01         0.01
                                       ------  ------  ------        -----
Less Distributions
  Dividends From Net Investment
   Income............................   (0.05)  (0.04)  (0.03)        0.00
  Dividends in Excess of Net
   Investment Income.................    0.00    0.00    0.00         0.00
  Distributions From Net Realized
   Gain on Investments and Options...    0.00    0.00    0.00         0.00
  Distributions in Excess of Net
   Realized Gain on Investments and
   Options...........................    0.00    0.00    0.00         0.00
                                       ------  ------  ------        -----
  Total Distributions................   (0.05)  (0.04)  (0.03)        0.00
                                       ------  ------  ------        -----
Net Asset Value, End of Period.......  $ 9.81  $ 7.84  $ 6.99        $7.01
                                       ======  ======  ======        =====
Total Return/2/......................  25.80%  12.80%   0.13%        0.14%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions).........................  $44.79  $22.17  $10.58        $2.39
  Ratio of Net Operating Expenses to
   Average Net Assets................   0.93%   0.99%   0.99%        0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/..........   0.97%   1.26%   1.82%        3.87%/3/
  Ratio of Net Investment Income to
   Average Net Assets................   0.54%   0.63%   0.59%        0.77%/3/
  Portfolio Turnover Rate............   34.0%   14.0%   24.0%        14.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                      COMMUNICATION AND ENTERTAINMENT FUND

                                       YEAR ENDED MARCH 31,
                                       ----------------------    PERIOD ENDED
                                        1996    1995    1994   MARCH 31, 1993/1/
                                       ------  ------  ------  -----------------
Net Asset Value, Beginning of Period.  $ 9.64  $ 8.75  $ 7.61        $7.00
                                       ------  ------  ------        -----
Income From Investment Operations
  Net Investment Income..............    0.03    0.04    0.02         0.01
  Net Gains or (Losses) on Securities
   (both realized and unrealized)....    1.30    1.06    1.52         0.60
                                       ------  ------  ------        -----
  Total From Investment Operations...    1.33    1.10    1.54         0.61
                                       ------  ------  ------        -----
Less Distributions
  Dividends From Net Investment
   Income............................   (0.03)  (0.04)  (0.03)        0.00
  Dividends in Excess of Net
   Investment Income.................    0.00    0.00    0.00         0.00
  Distributions From Net Realized
   Gain on Investments and Options...   (0.62)  (0.17)  (0.37)        0.00
  Distributions in Excess of Net
   Realized Gain on Investments and
   Options...........................    0.00    0.00    0.00         0.00
                                       ------  ------  ------        -----
  Total Distributions................   (0.65)  (0.21)  (0.40)        0.00
                                       ------  ------  ------        -----
Net Asset Value, End of Period.......  $10.32  $ 9.64  $ 8.75        $7.61
                                       ======  ======  ======        =====
Total Return/2/......................  13.48%  12.87%  20.07%        8.71%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions).........................  $46.95  $29.91  $21.02        $5.79
  Ratio of Net Operating Expenses to
   Average Net Assets................   0.92%   0.98%   0.98%        0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/..........   0.97%   1.06%   1.16%        2.20%/3/
  Ratio of Net Investment Income to
   Average Net Assets................   0.28%   0.46%   0.29%        1.06%/3/
  Portfolio Turnover Rate............   65.0%   56.0%   60.0%        25.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                   BUSINESS AND INDUSTRIAL RESTRUCTURING FUND

                                       YEAR ENDED MARCH 31,
                                       ----------------------    PERIOD ENDED
                                        1996    1995    1994   MARCH 31, 1993/1/
                                       ------  ------  ------  -----------------
Net Asset Value, Beginning of Period.  $10.55  $ 9.64  $ 7.71       $ 7.00
                                       ------  ------  ------       ------
Income From Investment Operations
  Net Investment Income..............    0.10    0.07    0.06         0.02
  Net Gains or (Losses) on Securities
   (both realized and unrealized)....    3.71    1.02    1.96         0.69
                                       ------  ------  ------       ------
  Total From Investment Operations...    3.81    1.09    2.02         0.71
                                       ------  ------  ------       ------
Less Distributions
  Dividends From Net Investment
   Income............................   (0.09)  (0.06)  (0.07)        0.00
  Dividends in Excess of Net
   Investment Income.................    0.00    0.00    0.00         0.00
  Distributions From Net Realized
   Gain on Investments and Options...   (0.24)  (0.12)  (0.02)        0.00
  Distributions in Excess of Net
   Realized Gain on Investments and
   Options...........................    0.00    0.00    0.00         0.00
                                       ------  ------  ------       ------
  Total Distributions................   (0.33)  (0.18)  (0.09)        0.00
                                       ------  ------  ------       ------
Net Asset Value, End of Period.......  $14.03  $10.55  $ 9.64       $ 7.71
                                       ======  ======  ======       ======
Total Return/2/......................  36.48%  11.49%  26.40%       10.14%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions).........................  $74.05  $30.18  $14.44       $ 1.94
  Ratio of Net Operating Expenses to
   Average Net Assets................   0.91%   0.98%   0.99%        0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/..........   0.95%   1.08%   1.73%        5.85%/3/
  Ratio of Net Investment Income to
   Average Net Assets................   0.88%   0.83%   0.77%        2.48%/3/
  Portfolio Turnover Rate............   56.0%   82.0%   75.0%         9.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                            GLOBAL COMPETITORS FUND

                                       YEAR ENDED MARCH 31,
                                       ----------------------    PERIOD ENDED
                                        1996    1995    1994   MARCH 31, 1993/1/
                                       ------  ------  ------  -----------------
Net Asset Value, Beginning of Period.  $ 8.59   $7.69  $ 7.28        $7.00
                                       ------  ------  ------        -----
Income From Investment Operations
  Net Investment Income..............    0.07    0.07    0.05         0.01
  Net Gains or (Losses) on Securities
   (both realized and unrealized)....    2.27    0.90    0.41         0.27
                                       ------  ------  ------        -----
  Total From Investment Operations...    2.34    0.97    0.46         0.28
                                       ------  ------  ------        -----
Less Distributions
  Dividends from Net Investment
   Income............................   (0.06)  (0.07)  (0.05)        0.00
  Dividends in Excess of Net
   Investment Income.................    0.00    0.00    0.00         0.00
  Distributions from Net Realized
   Gain on Investments and Options...   (0.02)   0.00    0.00         0.00
  Distributions in Excess of Net
   Realized Gain on Investments and
   Options...........................   (0.02)   0.00    0.00         0.00
                                       ------  ------  ------        -----
  Total Distributions................   (0.10)  (0.07)  (0.05)        0.00
                                       ------  ------  ------        -----
Net Asset Value, End of Period.......  $10.83  $ 8.59  $ 7.69        $7.28
                                       ======  ======  ======        =====
Total Return/2/......................  27.39%  12.73%   6.29%        4.00%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions).........................  $71.30  $25.50  $10.06        $2.04
  Ratio of Net Operating Expenses to
   Average Net Assets................   0.89%   0.97%   0.99%        0.99%/3/
  Ratio of Gross Operating Expenses
   to Average Net Assets/4/..........   0.93%   1.18%   1.72%        3.97%/3/
  Ratio of Net Investment Income to
   Average Net Assets................   0.73%   1.04%   0.81%        0.82%/3/
  Portfolio Turnover Rate............   17.0%   29.0%   19.0%           0%

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

                             EARLY LIFE CYCLE FUND

                                    YEAR ENDED MARCH 31,
                                   -------------------------    PERIOD ENDED
                                    1996     1995     1994    MARCH 31, 1993/1/
                                   -------  -------  -------  -----------------
Net Asset Value, Beginning of
 Period........................... $  9.77  $  8.66  $  7.40        $7.00
                                   -------  -------  -------        -----
Income From Investment Operations
  Net Investment Income...........   (0.02)   (0.02)   (0.01)        0.00
  Net Gains or (Losses) on
   Securities (both realized and
   unrealized)....................    1.72     1.31     1.36         0.40
                                   -------  -------  -------        -----
  Total From Investment
   Operations.....................    1.70     1.29     1.35         0.40
                                   -------  -------  -------        -----
Less Distributions
  Dividends From Net Investment
   Income.........................    0.00     0.00     0.00         0.00
  Dividends in Excess of Net
   Investment Income..............    0.00     0.00     0.00         0.00
  Distributions From Net Realized
   Gain on Investments and
   Options........................   (0.69)   (0.18)   (0.09)        0.00
  Distributions in Excess of Net
   Realized Gain on Investments
   and Options....................    0.00     0.00     0.00         0.00
                                   -------  -------  -------        -----
  Total Distributions.............   (0.69)   (0.18)   (0.09)        0.00
                                   -------  -------  -------        -----
Net Asset Value, End of Period.... $ 10.78  $  9.77  $  8.66        $7.40
                                   =======  =======  =======        =====
Total Return/2/...................  18.29%   15.16%   18.27%        5.71%
Ratios/Supplemental Data
  Net Assets, End of Period (in
   millions)...................... $ 78.06  $ 47.78  $ 24.95        $5.51
  Ratio of Net Operating Expenses
   to Average Net Assets..........   0.90%    0.96%    0.95%        0.99%/3/
  Ratio of Gross Operating
   Expenses to Average Net
   Assets/4/......................   0.98%    1.04%    1.15%        2.70%/3/
  Ratio of Net Investment Income
   to Average Net Assets.......... (0.17)%  (0.23)%  (0.25)%        0.12%/3/
  Portfolio Turnover Rate.........   38.0%    42.0%    20.0%         4.0%/3/

-------
NOTES:
1. Inception date of the Fund was December 31, 1992.
2. Total return data does not reflect the sales load payable on purchases of Shares.
3. Annualized.
4. Expense ratios before waiver of fees and reimbursement of expenses (if any) by investment adviser and administrators.

               U.S. TRUST'S INVESTMENT PHILOSOPHY AND STRATEGIES

 U.S. Trust offers a variety of specialized fiduciary and financial services to high-net worth individuals, institutions and corporations. As one of the largest institutions of its type, U.S. Trust prides itself in offering an at-tentive and high level of service to each of its clients. The Excelsior Funds offer individual investors access to U.S. Trust's services.

 Philosophy. In managing investments for the Funds, U.S. Trust follows a long-term investment philosophy which generally does not change with the short-term variability of financial markets or fundamental conditions. U.S. Trust's ap-proach begins with the conviction that all worthwhile investments are grounded in value. The Investment Adviser believes that an investor can identify funda-mental values that eventually should be reflected in market prices. U.S. Trust believes that over time, a disciplined search for fundamental value will achieve better results than attempting to take advantage of short-term price movements.

 Implementation of this long-term value philosophy consists of searching for, identifying and obtaining the benefits of present or future investment values. For example, such values may be found in a company's future earnings potential or in its existing resources and assets. Accordingly, U.S. Trust in managing investments for the Funds is constantly engaged in assessing, comparing and judging the worth of companies, particularly in comparison to the price the markets place on such companies' shares.

 Strategies. In order to translate its investment philosophy into more spe-cific guidance for selection of investments, the Investment Adviser uses three specific strategies. These strategies, while identified separately, may over-lap so that more than one may be applied in an investment decision.

 U.S. Trust's "PROBLEM/OPPORTUNITY STRATEGY" seeks to identify industries and companies with the capabilities to provide solutions to or benefit from com-plex problems such as the changing demo-graphics and aging of the U.S. popula-tion or the need to enhance industrial productivity. U.S. Trust's second strategy is a "TRANSACTION VALUE" comparison of a company's real underlying asset value with the market price of its shares and with the sale prices for similar assets changing ownership in public market transactions. Differences between a company's real asset value and the price of its shares often are corrected over time by restructuring of the assets or by market recognition of their value. U.S. Trust's third strategy involves identifying "EARLY LIFE CY-CLE" companies whose products are in their earlier stages of development or that seek to exploit new markets. Frequently such companies are smaller compa-nies, but early life cycle companies may also include larger established com-panies with new products or markets for existing products. The Investment Ad-viser believes that over time the value of such companies should be recognized in the market.

 Themes. To complete U.S. Trust's investment philosophy, the three portfolio strategies discussed above are applied in concert with several "longer-term investment themes" to identify investment opportunities. The Investment Ad-viser believes these longer-term themes represent strong and inexorable trends. The Investment Adviser also believes that understanding the instiga-tion, catalysts and effects of these longer-term trends should help to iden-tify companies that are beneficiaries of these trends.

                      INVESTMENT OBJECTIVES AND POLICIES

 The Investment Adviser will use its best efforts to achieve the investment objective of each Fund, although their achievement cannot be assured. The in-vestment objective of each Fund is "fundamental", meaning that it may not be changed without a vote of the holders of a majority of the particular Fund's outstanding shares (as defined under "Miscellaneous"). Except as noted below in "Investment Limitations," the investment policies of each Fund may be changed without a vote of the holders of a majority of the outstanding shares of such Fund.

EQUITY FUND

 The Equity Fund's investment objective is to seek long-term capital apprecia-tion. The Equity Fund invests in companies which the Investment Adviser believes have value currently not recognized in the market prices of the com-panies' securities. The Investment Adviser uses the investment philosophy, strategies and themes discussed above to identify such investment values and to diversify the Fund's investments over a variety of industries and types of companies. See "Investment Policies Common to the Equity Fund and the Theme Funds" for a discussion of various investment policies applicable to the Eq-uity Fund.

THEME FUNDS

 Five Theme Funds are offered having the common investment objective of long-term capital appreciation. As noted above, these Theme Funds are based on themes identified and followed by the Investment Adviser. Each Theme Fund's key policies are discussed below. Additional policies common to all Theme Funds are discussed after this section.

 AGING OF AMERICA FUND--invests in companies which the Investment Adviser be-lieves will benefit from the changes occurring in the demographic structure of the U.S. population, particularly its growing proportion of individuals over the age of 40. In analyzing companies for this Fund, the Investment Adviser considers carefully the ongoing changes in the mean and median ages of the U.S. population and the resulting effects on the lifestyles and day-to-day economic actions of the population as a whole. Companies currently positioned to benefit from such changes include health care, pharmaceutical, biotechnol-ogy and similar health-related firms. In addition, certain clothing, financial services, entertainment, real estate and housing, food and beverage and other types of companies may be positioned to benefit from the demographic changes. Under normal conditions, at least 65% of the Fund's total assets will be in-vested in companies of the type described in this paragraph.

 COMMUNICATION AND ENTERTAINMENT FUND--invests in companies which the Invest-ment Adviser believes will benefit from the technological and international transformation of the communications and entertainment industries, particu-larly the convergence of information, communication and entertainment media. Such companies may include those engaged in the development, production, sale and distribution of products or services in the broadcast, radio and televi-sion, leisure, entertainment, amusement, publishing, telecommunications serv-ices and equipment, and tele-phone utilities industries. In analyzing compa-nies for investment, the Investment Adviser may focus on firms which the In-vestment Adviser believes are innovators of or will benefit from the melding of computer, communications and entertainment technologies. Under normal con-ditions, at least 65% of the Fund's total assets will be invested in companies of the type described in this paragraph.

 BUSINESS AND INDUSTRIAL RESTRUCTURING FUND--invests in companies which the Investment Adviser believes will benefit from their restructuring or redeploy-ment of assets and operations in order to become more competitive or profit-able. Such companies may include those involved in prospective mergers, con-solidations, liquidations, spin-offs, financial restructurings and reorganiza-tions. The business activities of such companies are not limited in any way. Under normal conditions, at least 65% of the Fund's total assets will be in-vested in companies of the type described in this paragraph. The Investment Adviser's focus is to find companies whose restructuring activities offer sig-nificant value and investment potential. For the past several years leveraged buy-outs and mergers have been prominent trends. Currently, a great deal of value is being created as companies deleverage, recapitalize, and rationalize their operations in order to increase profitability. There is risk in these types of investments. For example, should a company be unsuccessful in reduc-ing its debt, it may be forced into default on its debt, increasing its debt or bankruptcy.

 GLOBAL COMPETITORS FUND--invests primarily in U.S.-based companies which the Investment Adviser believes will benefit from their position as effective and strong competitors on a global basis. Such companies are characterized by their ability to supply something unique or of greater value, or to deliver goods and services more efficiently or reliably. These companies develop and implement international marketing strategies for their goods and services. The range of businesses encompassed by this policy is broad and, by way of exam-ple, may include companies engaged in soft drink production and sales, cloth-ing manufacturers, tobacco product producers, precision instrument and aero-space providers, and a variety of communications systems, biotechnology and high technology suppliers. While the Fund will invest primarily in U.S.-based companies with such features, up to 20% of the Fund's assets may be invested in non-U.S.-based global competitors. The Fund will not engage in currency hedging in an attempt to anticipate currency fluctuations with respect to any such foreign investments. Under normal conditions, the Fund will invest in se-curities of issuers from at least three countries and at least 65% of the Fund's total assets will be invested in companies of the type described in this paragraph.

 EARLY LIFE CYCLE FUND--invests primarily in smaller companies which are in the earlier stages of their development or larger or more mature companies en-gaged in new and higher growth potential operations. An early life cycle com-pany is one which is early in its development as a company, yet has demonstrated or is expected to achieve substantial long-term earnings growth. More mature or larger, established companies may also be positioned for accelerating earnings because of rejuvenated management, new products, new markets for existing products or structural changes in the economy. In select-ing companies for investment, the Investment Adviser looks for innovative com-panies whose potential has not yet been fully recognized by the securities markets. Under normal conditions, at least 65% of the Fund's total assets will be invested in companies with capitalization of $1 billion or less. The risk and venture oriented nature of such companies naturally entails greater risk for investors when contrasted with investing in more established companies.

INVESTMENT POLICIES COMMON TO THE EQUITY FUND AND THE THEME FUNDS

 Under normal market and economic conditions, the Equity and each Theme Fund will invest at least 65% of its total assets in common stock, preferred stock and securities convertible into common stock. Normally, up to 35% of each such Fund's total assets may be invested in other securities and instruments in-cluding, e.g., other investment-grade debt securities, warrants, options, and futures instruments as described in more detail below. During temporary defen-sive periods or when the Investment Adviser believes that suitable stocks or convertible securities are unavailable, each Fund may hold cash or invest some or all of its assets in U.S. Government securities, high-quality money market instruments and repurchase agreements collateralized by the foregoing obliga-tions.

 In managing the Equity and Theme Funds, the Investment Adviser seeks to pur-chase securities having value currently not recognized in the market price of a security, consistent with the strategies discussed above.

 Portfolio holdings will include common stocks of companies having capitaliza-tions of varying amounts, and all Funds will invest in the securities of high growth, small companies where the Investment Adviser expects earnings and the price of the securities to grow at an above-average rate. As discussed above, the Early Life Cycle Fund emphasizes such companies. Certain securities owned by the Equity and Theme Funds may be traded only in the over-the-counter mar-ket or on a regional securities exchange, may be listed only in the quotation service commonly known as the "pink sheets," and may not be traded every day or in the volume typical of trading on a national securities exchange. As a result, there may be a greater fluctuation in the value of a Fund's Shares, and a Fund may be required, in order to meet redemptions or for other reasons, to sell these securities at a discount from market prices, to sell during pe-riods when such disposition is not desirable, or to make many small sales over a period of time.

 The Equity and Theme Funds may invest in the securities of foreign issuers. The Funds may invest indirectly in the securities of foreign issuers through sponsored and unsponsored American Depository Receipts ("ADRs"). ADRs repre-sent receipts typically issued by a U.S. bank or trust company which evidence ownership of underlying securities of foreign issuers. Investments in unsponsored ADRs involve additional risk because financial information based on generally accepted accounting principles ("GAAP") may not be available for the foreign issuers of the underlying securities. ADRs may not necessarily be denominated in the same currency as the underlying securities into which they may be converted.

RISK FACTORS

 Each Fund is subject to market risk, interest rate risk and in some cases in-dustry risk. Market risk is the possibility that stock prices will decline over short or even extended periods. The stock markets tend to be cyclical, with periods of generally rising prices and periods of generally declining prices. These cycles will affect the values of each Fund. In addition, the prices of bonds and other debt instruments generally fluctuate inversely with interest rate changes. Factors affecting debt securities will affect all of the Funds' debt holdings.

 Companies in the various communications and entertainment industries encoun-ter intense competition, short product life cycles and rapidly changing con-sumer tastes. In addition, companies in the telecommunications and utilities industries are subject to heavy governmental regulation.

 Small companies may have limited product lines, markets, or financial re-sources, or may be dependent upon a small management group, and their securi-ties may be subject to more abrupt or erratic market movements than larger, more established companies, both because their securities typically are traded in lower volume and because the issuers typically are subject to a greater de-gree to changes in their earnings and prospects.

 All Funds may invest in the securities of foreign issuers. Investments in foreign securities involve certain risks not ordinarily associated with in-vestments in domestic securities. Such risks include fluctuations in foreign exchange rates, future political and economic developments, and the possible imposition of exchange controls or other foreign governmental laws or restric-tions. In addition, with respect to certain countries there is the possibility of expropriation of assets, confiscatory taxation, political or social insta-bility or diplomatic developments which could adversely affectinvestments in those countries. There may be less publicly available information about a for-eign company than about a U.S. company, and foreign companies may not be sub-ject to accounting, auditing and financial reporting standards and require-ments comparable to or as uniform as those of U.S.-based companies. Foreign securities markets, while growing in volume, have, for the most part, substan-tially less volume than U.S. markets, and securities of many foreign companies are less liquid and their prices more volatile than securities of comparable U.S.-based companies. Transaction costs on foreign securities markets are gen-erally higher than in the United States. There is generally less government supervision and regulation of foreign exchanges, brokers and issuers than there is in the United States and a Fund might have greater difficulty taking appropriate legal action in a foreign court. Dividends and interest payable on a Fund's foreign portfolio securities may be subject to foreign withholding taxes. To the extent such taxes are not offset by credits or deductions al-lowed to investors under the Federal income tax provisions, they may reduce the net return to the shareholders.

 The Funds should not be considered a complete investment program. In view of the specialized nature of their investment activities, investment in the Eq-uity and Theme Funds' shares may be suitable only for those investors who can invest without concern for current income and are financially able to assume risk in search of long-term capital gains.

 Securities of companies discussed in this section may be more volatile than the overall market.

                        PORTFOLIO INSTRUMENTS AND OTHER
                            INVESTMENT INFORMATION

MONEY MARKET INSTRUMENTS

 All Funds may invest in "money market instruments," which include, among other things, bank obligations, commercial paper and corporate bonds with re-maining maturities of 13 months or less.

 Bank obligations include bankers' acceptances, negotiable certificates of de-posit, and non-negotiable time deposits earning a specified return and issued by a U.S. bank which is a member of the Federal Reserve System or insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"), or by a savings and loan association or savings bank which is insured by the Savings Association Insurance Fund of the FDIC. Bank obligations also include U.S. dollar-denominated obligations of foreign branches of U.S. banks and ob-ligations of domestic branches of foreign banks. Investments in bank obliga-tions of foreign branches of domestic financial institutions or of domestic branches of foreign banks are limited so that no more than 5% of the value of a Fund's total assets may be invested in any one branch, and no more than 20% of a particular Fund's total assets at the time of purchase may be invested in the aggregate in such obligations (see investment limitation No. 5 below under "Investment Limitations"). Investments in time deposits are limited to no more than 5% of the value of a Fund's total assets at the time of purchase.

 Investments by the Funds in commercial paper will consist of issues that are rated "A-2" or better by Standard & Poor's Ratings Group ("S&P") or "Prime-2" or better by Moody's Investors Service, Inc. ("Moody's"). In addition, each Fund may acquire unrated commercial paper that is determined by the Investment Adviser at the time of purchase to be of comparable quality to rated instru-ments that may be acquired by the particular Fund.

 Commercial paper may include variable and floating rate instruments. While there may be no active secondary market with respect to a particular instru-ment purchased by a Fund, the Fund may, from time to time as specified in the instrument, demand payment of the principal of the instrument or may resell the instrument to a third party. The absence of an active secondary market, however, could make it difficult for a Fund to dispose of the instrument if the issuer defaulted on its payment obligation or during periods that the Fund is not entitled to exercise its demand rights, and the Fund could, for this or other reasons, suffer a loss with respect to such instrument. Any security which cannot be disposed of within seven days without taking a reduced price will be considered an illiquid security subject to the 10% limitation dis-cussed below under "Investment Limitations."

GOVERNMENT OBLIGATIONS

 All Funds may invest in U.S. Government obligations, including U.S. Treasury Bills and the obligations of Federal Home Loan Banks, Federal Farm Credit Banks, Federal Land Banks, the Federal Housing Administration, the Farmers Home Administration, the Export-Import Bank of the United States, the Small Business Administration, the Government National Mortgage Association, the Federal National Mortgage Association, the General Services Administration, the Student Loan Marketing Association, the Central Bank for Cooperatives, the Federal Home Loan Mortgage Corporation, the Federal Intermediate Credit Banks and the Maritime Administration.

REPURCHASE AGREEMENTS

 In order to effectively manage their cash holdings, the Funds may enter into repurchase agreements. Each Fund will enter into repurchase agreements only with financial institutions that are deemed to be creditworthy by the Invest-ment Adviser, pursuant to guidelines established by Excelsior Fund's Board of Directors. No Fund will enter into repurchase agreements with the Investment Adviser or any of its affiliates. Repurchase agreements with remaining maturi-ties in excess of seven days will be considered illiquid securities and will be subject to the 10% limit described in Investment Limitation No. 6 below.

 The seller under a repurchase agreement will be required to maintain the value of the securities which are subject to the agreement and held by a Fund at not less than the repurchase price. Default or bankruptcy of the seller would, however, expose a Fund to possible delay in connection with the dispo-sition of the underlying securities or loss to the extent that proceeds from a sale of the underlying securities were less than the repurchase price under the agreement.

SECURITIES LENDING

 To increase return on its portfolio securities, each Fund may lend its port-folio securities to broker/dealers pursuant to agreements requiring the loans to be continuously secured by collateral equal at all times in value to at least the market value of the securities loaned. Collateral for such loans may include cash, securities of the U.S. Government, its agencies or instrumental-ities, or an irrevocable letter of credit issued by a bank, or any combination thereof. Such loans will not be made if, as a result, the aggregate of all outstanding loans of a Fund exceeds 30% of the value of its total assets. There may be risks of delay in receiving additional collateral or in recover-ing the securities loaned or even a loss of rights in the collateral should the borrower of the securities fail financially. However, loans are made only to borrowers deemed by the Investment Adviser to be of good standing and when, in the Investment Adviser's judgment, the income to be earned from the loan justifies the attendant risks.

OPTIONS

 To further increase return on their portfolio securities in accordance with their respective investment objectives and policies, the Funds may enter into option transactions as described below.

 The Theme Funds may purchase put and call options listed on a national secu-rities exchange and issued by the Options Clearing Corporation in an amount not exceeding 5% of a Fund's net assets, as described further in the Statement of Additional Information. Such options may relate to particular securities or to various stock or bond indices. Purchasing options is a specialized invest-ment technique which entails a substantial risk of a complete loss of the amounts paid as premiums to the writer of the options.

 In addition, each Fund may engage in writing covered call options (options on securities owned by the particular Fund) and enter into closing purchase transactions with respect to such options. Such options must be listed on a national securities exchange and issued by the Options Clearing Corporation. The aggregate value of the securities subject to options written by each Fund may not exceed 25% of the value of its net assets. By writing a covered call option, a Fund forgoes the opportunity to profit from an increase in the mar-ket price of the underlying security above the exercise price except insofar as the premium represents such a profit, and it will not be able to sell the underlying security until the option expires or is exercised or the Fund ef-fects a closing purchase transaction by purchasing an option of the same se-ries. The use of covered call options is not a primary investment technique of the Funds and such options will normally be written on underlying securities as to which the Investment Adviser does not anticipate significant short-term capital appreciation. Additional information on option practices, including particular risks thereof, is provided in the Funds' Statement of Additional Information.

FUTURES CONTRACTS

 The Theme Funds may also enter into interest rate futures contracts, other types of financial futures contracts and related futures options, as well as any index or foreign market futures which are available on recognized ex-changes or in other established financial markets.

 The Theme Funds will not engage in futures transactions for speculation, but only as a hedge against changes in market values of securities which a Fund holds or intends to purchase. The Theme Funds will engage in futures transac-tions only to the extent per mitted by the Commodity Futures Trading Commis-sion ("CFTC") and the Securities and Exchange Commission ("SEC"). When invest-ing in futures contracts, the Funds must satisfy certain asset segregation re-quirements to ensure that the use of futures is unleveraged. When a Fund takes a long position in a futures contract, it must maintain a segregated account containing cash and/or certain liquid assets equal to the purchase price of the contract, less any margin or deposit. When a Fund takes a short position in a futures contract, the Fund must maintain a segregated account containing cash and/or certain liquid assets in an amount equal to the market value of the securities underlying such contract (less any margin or deposit), which amount must be at least equal to the market price at which the short position was established. Asset segregation requirements are not applicable when a Fund "covers" an options or futures position generally by entering into an offset-ting position. Each Fund will limit its hedging transactions in futures con-tracts and related options so that, immediately after any such transaction, the aggregate initial margin that is required to be posted by the Fund under the rules of the exchange on which the futures contract (or futures option) is traded, plus any premiums paid by the Fund on its open futures options posi-tions, does not exceed 5% of the Fund's total assets, after taking into ac-count any unrealized profits and unrealized losses on the Fund's open con-tracts (and excluding the amount that a futures option is "in-the-money" at the time of purchase). An option to buy a futures contract is "in-the-money" if the then-current purchase price of the underlying futures contract exceeds the exercise or strike price; an option to sell a futures contract is "in-the-money" if the exercise or strike price exceeds the then-current purchase price of the contract that is the subject of the option. In addition, the use of futures contracts is further restricted to the extent that no more than 10% of a Fund's total assets may be hedged.

 Transactions in futures as a hedging device may subject a Fund to a number of risks. Successful use of futures by a Fund is subject to the ability of the Investment Adviser to correctly anticipate movements in the direction of the market. In addition, there may be an imperfect correlation, or no correlation at all, between movements in the price of the futures contracts (or options) and movements in the price of the instruments being hedged. Further, there is no assurance that a liquid market will exist for any particular futures con-tract (or option) at any particular time. Consequently, a Fund may realize a loss on a futures transaction that is not offset by a favorable movement in the price of securities which it holds or intends to purchase or may be unable to close a futures position in the event of adverse price movements.

INVESTMENT COMPANY SECURITIES

 In connection with the management of its daily cash positions, each Fund may invest in securities issued by other investment companies which invest in high-quality, short-term debt securities and which determine their net asset value per share based on the amortized cost or penny-rounding method. In addi-tion to the advisory fees and other expenses a Fund bears directly in connec-tion with its own operations, as a shareholder of another investment company, a Fund would bear its pro rata portion of the other investment company's advi-sory fees and other expenses. As such, the Fund's shareholders would indi-rectly bear the expenses of the Fund and the other investment company, some or all of which would be duplicative. Such securities will be acquired by each Fund within the limits prescribed by the Investment Company Act of 1940 (the "1940 Act") which include, subject to certain exceptions, a prohibition against a Fund investing more than 10% of the value of its total assets in such securities.

WHEN-ISSUED AND FORWARD TRANSACTIONS

 Each Fund may purchase eligible securities on a "when-issued" basis and may purchase or sell securities on a "forward commitment" basis. These transac-tions involve a commitment by a Fund to purchase or sell particular securities with payment and delivery taking place in the future, beyond the normal set-tlement date, at a stated price and yield. Securities purchased on a "forward commit-ment" or "when-issued" basis are recorded as an asset and are subject to changes in value based upon changes in the general level of interest rates. It is expected that forward commitments and "when-issued" purchases will not ex-ceed 25% of the value of a Fund's total assets absent unusual market condi-tions, and that the length of such commitments will not exceed 45 days. The Funds do not intend to engage in "when-issued" purchases and forward commit-ments for speculative purposes, but only in furtherance of their investment ob-jectives.

ILLIQUID SECURITIES

 No Fund will knowingly invest more than 10% of the value of its net assets in securities that are illiquid. Each Fund may purchase securities which are not registered under the Securities Act of 1933 (the "Act") but which can be sold to "qualified institutional buyers" in accordance with Rule 144A under the Act. Any such security will not be considered illiquid so long as it is determined by the Investment Adviser, acting under guidelines approved and monitored by the Board, that an adequate trading market exists for that security. This in-vestment practice could have the effect of increasing the level of illiquidity in a Fund during any period that qualified institutional buyers become uninter-ested in purchasing these restricted securities.

PORTFOLIO TURNOVER

 Each Fund may sell a portfolio investment immediately after its acquisition if the Investment Adviser believes that such a disposition is consistent with the investment objective of the particular Fund. Portfolio investments may be sold for a variety of reasons, such as a more favorable investment opportunity or other circumstances bearing on the desirability of continuing to hold such in-vestments. A high rate of portfolio turnover may involve correspondingly greater brokerage commission expenses and other transaction costs, which must be borne directly by a Fund and ultimately by its shareholders. High portfolio turnover may result in the realization of substantial net capital gains. To the extent net short-term capital gains are realized, any distributions resulting from such gains are considered ordinary income for Federal income tax purposes. (See "Financial Highlights" and "Taxes--Federal").

                             INVESTMENT LIMITATIONS

 The investment limitations enumerated below are matters of fundamental policy and may not be changed with respect to a Fund without the vote of the holders of a majority of a Fund's outstanding shares (as defined under "Miscellane-ous").

 A Fund may not:

  1. Purchase securities of any one issuer, other than U.S. Government obliga-tions, if immediately after such purchase more than 5% of the value of its total assets would be invested in the securities of such issuer, except that up to 25% of the value of its total assets may be invested without regard to this 5% limitation;

  2. Borrow money except from banks for temporary purposes, and then in amounts not in excess of 10% of the value of its total assets at the time of such borrowing; or mortgage, pledge, or hypothecate any assets except in con-nection with any such borrowing and in amounts not in excess of the lesser of the dollar amounts borrowed and 10% of the value of its total assets at the time of such borrowing. (This borrowing provision is included solely to fa-cilitate the orderly sale of portfolio securities to accommodate abnormally heavy redemption requests and is not for leverage purposes.) A Fund will not purchase portfolio securities while borrowings in excess of 5% of its total assets are outstanding. Optioned stock held in escrow is not deemed to be a pledge; and

  3. Make loans, except that (i) each Fund may purchase or hold debt securi-ties in accordance with its investment objective and policies, and may enter into repurchase agreements with respect to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities, and (ii) each Fund may lend portfolio securities in an amount not exceeding 30% of its total as-sets.

 Each Fund may not:

  4. Purchase any securities which would cause more than 25% of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that (a) with respect to the Equity Fund, there is no limitation with respect to securities issued or guaranteed by the U.S. Gov-ernment or domestic bank obligations, (b) with respect to each Theme Fund, there is no limitation with respect to securities issued or guaranteed by the U.S. Government, and (c) neither all finance companies, as a group, nor all utility companies, as a group, are considered a single industry for purposes of this policy.

 The Equity Fund may not:

  5. Invest in obligations of foreign branches of financial institutions or in domestic branches of foreign banks, if immediately after such purchase (i) more than 5% of the value of its total assets would be invested in obliga-tions of any one foreign branch of the financial institution or domestic branch of a foreign bank; or (ii) more than 20% of its total assets would be invested in foreign branches of financial institutions or in domestic branches of foreign banks; and

  6. Knowingly invest more than 10% of the value of its total assets in illiq-uid securities, including repurchase agreements with remaining maturities in excess of seven days, restricted securities, and other securities for which market quotations are not readily available.

                                     * * *

 In addition to the investment limitations described above, no Fund may invest in the securities of any single issuer if, as a result, the Fund holds more than 10% of the outstanding voting securities of such issuer.

 The Theme Funds may not invest in obligations of foreign branches of financial institutions or in domestic branches of foreign banks if immediately after such purchase (i) more than 5% of the value of their respective total assets would be invested in obligations of any one foreign branch of the financial institu-tion or domestic branch of a foreign bank; or (ii) more than 20% of their re-spective total assets would be invested in foreign branches of financial insti-tutions or in domestic branches of foreign banks. The Theme Funds may not know-ingly invest more than 10% of the value of their respective total assets in il-liquid securities, including repurchase agreements with remaining maturities in excess of seven days, restricted securities and other securities for which mar-ket quotations are not readily available. These investment policies may be changed by Excelsior Fund's Board of Directors upon reasonable notice to share-holders.

 The Equity Fund will not invest more than 25% of the value of its total assets in domestic bank obligations.

 With respect to all investment policies, if a percentage limitation is satis-fied at the time of investment, a later increase or decrease in such percentage resulting from a change in value of a Fund's portfolio securities will not con-stitute a violation of such limitation.

                               PRICING OF SHARES

 The net asset value of each Fund is determined and the Shares of each Fund are priced at the close of regular trading hours on the New York Stock Exchange (the "Exchange"), currently 4:00 p.m. (Eastern Time). Net asset value and pric-ing for each Fund are determined on each day the Exchange and the Investment Adviser are open for trading ("Business Day"). Currently, the holidays which the Funds observe are New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Vet-erans Day, Thanksgiving Day and Christmas. A Fund's net asset value per Trust Share for purposes of pricing sales and redemptions is calculated by dividing the value of all securities and other assets allocable to its Trust Shares, less the liabilities allocable to its Trust Shares, by the number of its out-standing Trust Shares.

 Assets in the Funds which are traded on a recognized domestic stock exchange are valued at the last sale price on the securities exchange on which such se-curities are primarily traded or at the last sale price on the national secu-rities market. Securities traded only on over-the-counter markets are valued on the basis of closing over-the-counter bid prices. Securities for which there were no transactions are valued at the average of the most recent bid and asked prices. An option or futures contract is valued at the last sales price quoted on the principal exchange or board of trade on which such option or contract is traded, or in the absence of a sale, the mean between the last bid and asked prices. Restricted securities, securities for which market quo-tations are not readily available, and other assets are valued at fair value, pursuant to guidelines adopted by Excelsior Fund's Board of Directors.

 Portfolio securities which are primarily traded on foreign securities ex-changes are generally valued at the preceding closing values of such securi-ties on their respective exchanges, except that when an event subsequent to the time where value was so established is likely to have changed such value, then the fair value of those securities will be determined by consideration of other factors under the direction of the Board of Directors. A security which is listed or traded on more than one exchange is valued at the quotation on the exchange determined to be the primary market for such security. Invest-ments in debt securities having a maturity of 60 days or less are valued based upon the amortized cost method. All other foreign securities are valued at the last current bid quotation if market quotations are available, or at fair value as determined in accordance with guidelines adopted by the Board of Di-rectors. For valuation purposes, quotations of foreign securities in foreign currency are converted to U.S. dollars equivalent at the prevailing market rate on the day of conversion. Some of the securities acquired by the Funds may be traded on foreign exchanges or over-the-counter markets on days which are not Business Days. In such cases, the net asset value of the Shares may be significantly affected on days when investors can neither purchase nor redeem a Fund's Shares. Excelsior Fund's administrators have undertaken to price the securities in the Funds' portfolios, and may use one or more inde-pendent pricing services in connection with this service.

                       HOW TO PURCHASE AND REDEEM SHARES

DISTRIBUTOR

 Shares in each Fund are continuously offered for sale by Excelsior Fund's sponsor and distributor, Edgewood Services, Inc. (the "Distributor"), a whol-ly-owned subsidiary of Federated Investors. The Distributor is a registered broker/dealer. Its principal business address is Clearing Operations, P.O. Box 897, Pittsburgh, PA 15230-0897.

 Under Excelsior Fund's Distribution Agreement and Distribution Plan, adopted pursuant to Rule 12b-1 under the 1940 Act, the Trust Shares of each Fund may reimburse the Distributor monthly for distribution expenses in an amount not to exceed the annual rate of .75% of the average daily net asset value of the Fund's outstanding Trust Shares. Trust Shares of each Fund currently bear the expense of such distribution fees at the annual rate of .35% of the average daily net asset value of the Fund's outstanding Trust Shares. Distribution ex-penses payable by the Distributor under the Distribution Plan include direct and indirect marketing expenses such as: (i) the expense of preparing, print-ing and distributing promotional materials and prospectuses (other than pro-spectuses used for regulatory purposes or for distribution to existing share-holders); (ii) the expense of other advertising via radio, television or other print or electronic media; and (iii) the expense of payments to financial in-stitutions that are not affiliated with the Distributor ("Distribution Organi-zations") for distribution assistance (including sales incentives).

PURCHASE OF SHARES

 Shares may be purchased by customers ("Customers") of financial institutions ("Shareholder Organiza-tions"). A Shareholder Organization may elect to hold of record Shares for its Customers and to record beneficial ownership of Shares on the account state-ments provided by it to its Customers. If it does so, it is the Shareholder Organization's responsibility to transmit to the Distributor all purchase or-ders for its Customers and to transmit, on a timely basis, payment for such orders to Chase Global Funds Services Company ("CGFSC"), the Funds' sub-trans-fer agent, in accordance with the procedures agreed to by the Shareholder Or-ganization and the Distributor. Confirmations of all such Customer purchases and redemptions will be sent by CGFSC to the particular Shareholder Organiza-tion. As an alternative, a Shareholder Organization may elect to establish its Customers' accounts of record with CGFSC. In this event, even if the Share-holder Organization continues to place its Customers' purchase and redemption orders with the Funds, CGFSC will send confirmations of such transactions and periodic account statements directly to Customers. A Shareholder Organization may also elect to establish its Customers as record holders.

 Customers wishing to purchase Shares through their Shareholder Organization should contact such entity directly for appropriate instructions. (For a list of Shareholder Organizations in your area, call (800) 446-1012.) An investor purchasing Shares through certain Shareholder Organizations may incur transac-tion charges in connection with such purchases. Investors should contact their Shareholder Organizations for further information on transaction fees.

PUBLIC OFFERING PRICE

 The public offering price for Shares of each Fund is the sum of the net asset value of the Shares purchased plus a sales load according to the table below:

                              TOTAL SALES CHARGES       REALLOWANCE TO DEALERS
                         ------------------------------ ----------------------
                           AS A % OF       AS A % OF          AS A % OF
                         OFFERING PRICE    NET ASSET        OFFERING PRICE
AMOUNT OF TRANSACTION      PER SHARE    VALUE PER SHARE       PER SHARE
---------------------    -------------- --------------- ----------------------
Less than $50,000.......      4.50%          4.71%               4.00%
$50,000 to $99,999......      4.00           4.17                3.50
$100,000 to $249,999....      3.50           3.63                3.00
$250,000 to $499,999....      3.00           3.09                2.50
$500,000 to $999,999....      2.00           2.05                1.50
$1,000,000 to
 $1,999,999.............      1.00           1.00                 .50
$2,000,000 and over.....       .50            .50                 .25

 The reallowance to dealers may be changed from time to time but will remain the same for all such dealers.

 At various times the Distributor may implement programs under which a deal-er's sales force may be eligible to win nominal awards for certain sales ef-forts or under which the Distributor will reallow to any dealer that sponsors sales contests or recognition programs conforming to criteria established by the Distributor, or participates in sales programs sponsored by the Distribu-tor, an amount not exceeding the total applicable sales charges on the sales generated by the dealer at the public offering price during such programs. Al-so, the Distributor in its discretion may from time to time, pursuant to ob-jective criteria established by the Distributor, pay fees to qualifying deal-ers for certain services or activities which are primarily intended to result in sales of Shares of the Funds. If any such program is made available to any dealer, it will be made available to all dealers on the same terms and condi-tions. Payments made under such programs will be made by the Distributor out of its own assets and not out of the assets of the Funds. These programs will not change the price of Shares or the amount that the Funds will receive from such sales.

 In addition, the Distributor may offer to pay a fee from its own assets (in-cluding any portion of the sales load retained by the Distributor) to finan-cial institutions as financial assistance for the continuing investment of customers' assets in the Funds or for providing substantial marketing, sales and operational support. The support may include initiating customer accounts, participating in sales, educational and training seminars, providing sales literature, and engineering computer software programs that emphasize the at-tributes of the Funds. Such assistance will be predicated upon the amount of Shares the financial institution sells or may sell, and/or upon the type and nature of sales or marketing support furnished by the financial institution.

 The sales load described above will not be applicable to: (a) purchases of Shares by customers of the Investment Adviser or its affiliates; (b) trust, agency or custodial accounts opened through the trust department of a bank, trust company or thrift institution, provided that appropriate notifi-cation of such status is given at the time of investment; (c) companies, cor-porations and partnerships (excluding full service broker/dealers and finan-cial planners, registered investment advisers and depository institutions not covered by the exemptions in (d) and (e) below); (d) financial planners and registered investment advisers not affiliated with or clearing purchases through full service broker/dealers; (e) purchases of Shares by depository in-stitutions for their own account as principal; (f) exchange transactions (de-scribed below under "Investor Programs--Exchange Privilege") where the Shares being exchanged were acquired in connection with the distribution of assets held in trust, agency or custodial accounts maintained with the trust depart-ment of a bank; (g) corporate/ business retirement plans (such as 401(k), 403(b)(7), 457 and Keogh accounts) sponsored by the Distributor and IRA ac-counts sponsored by the Investment Adviser; (h) company-sponsored employee pension or retirement plans making direct investments in the Funds; (i) pur-chases of Shares by officers, trustees, directors, employees, former employees and retirees of Excelsior Fund, Excelsior Tax-Exempt Funds, Inc. ("Excelsior Tax-Exempt Fund"), Excelsior Institutional Trust, Excelsior Funds, the Invest-ment Adviser, the Distributor or of any direct or indirect affiliate of any of them; (j) purchases of Shares by all beneficial shareholders of Excelsior Fund or Excelsior Tax-Exempt Fund as of May 22, 1989; (k) purchases of Shares by investment advisers registered under the Investment Advisers Act of 1940 for their customers through an omnibus account established with United States Trust Company of New York; (l) purchases of Shares by directors, officers and employees of brokers and dealers selling shares pursuant to a selling agree-ment with Excelsior Fund, Excelsior Tax-Exempt Fund, Excelsior Institutional Trust or Excelsior Fund; (m) purchases of shares by investors who are members of affinity groups serviced by USAffinity Investments Limited Partnership; and
(n) customers of certain financial institutions who purchase Shares through a registered representative of UST Financial Services Corp. on the premises of their financial institutions. In addition, no sales load is charged on the re-investment of dividends or distributions or in connection with certain share exchange transactions. Investors who have previously redeemed shares in an "Eligible Fund" (as defined below) on which a sales load has been paid also have a one-time privilege of purchasing shares of another "Eligible Fund" at net asset value without a sales charge, provided that such privilege will ap-ply only to purchases made within 30 calendar days from the date of redemption and only with respect to the amount of the redemption. These exemptions to the imposition of a sales load are due to the nature of the investors and/or re-duced sales effort that will be needed in obtaining investments.

QUANTITY DISCOUNTS

 An investor in the Funds may be entitled to reduced sales charges through Rights of Accumulation, a Letter of Intent or a combination of investments, as described below, even if the investor does not wish to make an investment of a size that would normally qualify for a quantity discount.

 In order to obtain quantity discount benefits, an investor must notify CGFSC at the time of purchase that he or she would like to take advantage of any of the discount plans described below. Upon such notification, the investor will receive the lowest applicable sales charge. Quantity discounts may be modified or terminated at any time and are subject to confirmation of an investor's holdings through a check of appropriate records. For more information about quantity discounts, please call (800) 446-1012 or contact your Shareholder Or-ganization.

 Rights of Accumulation. A reduced sales load applies to any purchase of shares of any portfolio of Excelsior Fund and Excelsior Tax-Exempt Fund that is sold with a sales load ("Eligible Fund") where an investor's then current aggregate investment is $50,000 or more. "Aggregate investment" means the to-tal of: (a) the dollar amount of the then current purchase of shares of an El-igible Fund and (b) the value (based on current net asset value) of previously purchased and beneficially owned shares of any Eligible Fund on which a sales load has been paid. If, for example, an investor beneficially owns shares of one or more Eligible Funds with an aggregate current value of $49,000 on which a sales load has been paid and subsequently purchases shares of an Eligible Fund having a current value of $1,000, the load applicable to the subsequent purchase would be reduced to 4.00% of the offering price. Similarly, with respect to each subsequent in-vestment, all shares of Eligible Funds that are beneficially owned by the in-vestor at the time of investment may be combined to determine the applicable sales load.

 Letter of Intent. By completing the Letter of Intent included as part of the New Account Application, an investor becomes eligible for the reduced sales load applicable to the total number of Eligible Fund shares purchased in a 13-month period pursuant to the terms and under the conditions set forth below and in the Letter of Intent. To compute the applicable sales load, the offer-ing price of shares of an Eligible Fund on which a sales load has been paid, beneficially owned by an investor on the date of submission of the Letter of Intent, may be used as a credit toward completion of the Letter of Intent. However, the reduced sales load will be applied only to new purchases.

 CGFSC will hold in escrow shares equal to 5% of the amount indicated in the Letter of Intent for payment of a higher sales load if an investor does not purchase the full amount indicated in the Letter of Intent. The escrow will be released when an investor fulfills the terms of the Letter of Intent by pur-chasing the specified amount. If purchases qualify for a further sales load reduction, the sales load will be adjusted to reflect an investor's total pur-chases. If total purchases are less than the amount specified, an investor will be requested to remit an amount equal to the difference between the sales load actually paid and the sales load applicable to the total purchases. If such remittance is not received within 20 days, CGFSC, as attorney-in-fact pursuant to the terms of the Letter of Intent and at the Distributor's direc-tion, will redeem an appropriate number of shares held in escrow to realize the difference. Signing a Letter of Intent does not bind an investor to pur-chase the full amount indicated at the sales load in effect at the time of signing, but an investor must complete the intended purchase in accordance with the terms of the Letter of Intent to obtain the reduced sales load. To apply, an investor must indicate his or her intention to do so under a Letter of Intent at the time of purchase.

 Qualification for Discounts. For purposes of applying the Rights of Accumula-tion and Letter of Intent privileges described above, the scale of sales loads applies to the combined purchases made by any individual and/or spouse pur-chasing securities for his, her or their own account or for the account of any minor children, or the aggregate investments of a trustee or custodian of any qualified pension or profit sharing plan or IRA established (or the aggregate investment of a trustee or other fiduciary) for the benefit of the persons listed above.

PURCHASE PROCEDURES

General

 Customers of certain Shareholder Organizations may purchase Shares by com-pleting the Application for purchase of Shares accompanying this Prospectus and mailing it, together with a check payable to Excelsior Funds, to:

   Excelsior Funds
   c/o Chase Global Funds Services Company
   P.O. Box 2798
   Boston, MA 02208-2798

 Subsequent investments in an existing account in any Fund may be made at any time by sending to the above address a check payable to Excelsior Funds along with: (a) the detachable form that regularly accompanies the confirmation of a prior transaction; (b) a subsequent order form which may be obtained from CGFSC or a Shareholder Organization; or (c) a letter stating the amount of the investment, the name of the Fund and the account number in which the invest-ment is to be made.

Purchases by Wire

 Customers of certain Shareholder Organizations may also purchase Shares by wiring Federal funds to CGFSC. Prior to making an initial investment by wire, an investor must telephone CGFSC at (800) 446-1012 (from overseas, call (617) 557-8280) for instructions. Federal funds and registration instructions should be wired through the Federal Reserve System to:

   The Chase Manhattan Bank, N.A.
   ABA #021000021
   Excelsior Funds, Account No. 9102732915
   For further credit to:
   Excelsior Funds
   Wire Control Number
   Account Registration (including account number)

 Investors making initial investments by wire must promptly complete the Appli-cation accompanying this Prospectus and forward it to CGFSC. Redemptions by in-vestors will not be processed until the completed Application for purchase of Shares has been received by CGFSC and accepted by the Distributor. Investors making subsequent investments by wire should follow the above instructions.

OTHER PURCHASE INFORMATION

 Except as provided in "Investor Programs" below, the minimum initial aggregate investment by a Shareholder Organization investing on behalf of its Customers is $500 per Fund. The minimum subsequent investment is $50 per Fund. Customers may agree with a particular Shareholder Organization to make a minimum purchase with respect to their accounts. Depending upon the terms of the particular ac-count, Shareholder Organizations may charge a Customer's account fees for auto-matic investment and other cash management services provided. Excelsior Fund reserves the right to reject any purchase order, in whole or in part, or to waive any minimum investment requirements.

REDEMPTION PROCEDURES

 Customers of Shareholder Organizations holding Shares of record may redeem all or part of their investments in the Funds in accordance with procedures gov-erning their accounts at the Shareholder Organizations. It is the responsibil-ity of the Shareholder Organizations to transmit redemption orders to CGFSC and credit such Customer accounts with the redemption proceeds on a timely basis. No charge for wiring redemption payments to Shareholder Organizations is im-posed by Excelsior Fund, although Shareholder Organizations may charge a Cus-tomer's account for wiring redemption proceeds. Information relating to such redemption services and charges, if any, is available from the Shareholder Or-ganizations. An investor redeeming Shares through a Shareholder Organization may incur transaction charges in connection with such redemptions. Such invest-ors should contact their Shareholder Organization for further information on transaction fees. Investors may redeem all or part of their Shares in accor-dance with the procedures described below (these procedures also apply to Cus-tomers of Shareholder Organizations for whom individual accounts have been es-tablished with CGFSC).

REDEMPTION BY MAIL

 Customers of certain Shareholder Organizations may redeem shares by submitting a written request for redemption to:

   Excelsior Funds c/o Chase Global Funds Services Company P.O. Box 2798 Bos-ton, MA 02208-2798

 A written redemption request to CGFSC must (i) state the number of Shares to be redeemed, (ii) identify the shareholder account number and tax identifica-tion number, and (iii) be signed by each registered owner exactly as the Shares are registered. If the Shares to be redeemed were issued in certificate form, the certificates must be endorsed for transfer (or accompanied by a duly exe-cuted stock power) and must be submitted to CGFSC together with the redemption request. A redemption request for an amount in excess of $50,000 per account, or for any amount if the proceeds are to be sent elsewhere than the address of rec-ord, must be accompanied by signature guarantees from any eligible guarantor institution approved by CGFSC in accordance with its Standards, Procedures and Guidelines for the Acceptance of Signature Guarantees ("Signature Guarantee Guidelines"). Eligible guarantor institutions generally include banks, broker/dealers, credit unions, national securities exchanges, registered secu-rities associations, clearing agencies and savings associations. All eligible guarantor institutions must participate in the Securities Transfer Agents Me-dallion Program ("STAMP") in order to be approved by CGFSC pursuant to the Signature Guarantee Guidelines. Copies of the Signature Guarantee Guidelines and information on STAMP can be obtained from CGFSC at (800) 446-1012 or at the address given above. CGFSC may require additional supporting documents for redemptions made by corporations, executors, administrators, trustees and guardians. A redemption request will not be deemed to be properly received un-til CGFSC receives all required documents in proper form. Payment for Shares redeemed will ordinarily be made by mail within five Business Days after proper receipt by CGFSC of the redemption request. Questions with respect to the proper form for redemption requests should be directed to CGFSC at (800) 446-1012 (from overseas, call (617) 557-8280).

REDEMPTION BY WIRE OR TELEPHONE

 Customers of certain Shareholder Organizations who have so indicated on the Application, or have subsequently arranged in writing to do so, may redeem Shares by instructing CGFSC by wire or telephone to wire the redemption pro-ceeds directly to the investor's account at any commercial bank in the United States. Customers of certain Shareholder Organizations who are shareholders of record may also redeem Shares by instructing CGFSC by telephone to mail a check for redemption proceeds of $500 or more to the shareholder of record at his or her address of record. Only redemptions of $500 or more will be wired to an investor's account. An $8.00 fee for each wire redemption by an investor is deducted by CGFSC from the proceeds of the redemption. The redemption pro-ceeds for investors must be paid to the same bank and account as designated on the Application or in written instructions subsequently received by CGFSC.

 In order to arrange for redemption by wire or telephone after an account has been opened or to change the bank or account designated to receive redemption proceeds, an investor must send a written request to Excelsior Fund, c/o CGFSC, at the address listed above under "Redemption by Mail." Such requests must be signed by the investor, with signatures guaranteed (see "Redemption by Mail" above, for details regarding signature guarantees). Further documenta-tion may be requested.

 CGFSC and the Distributor reserve the right to re- fuse a wire or telephone redemption if it is believed advisable to do so. Procedures for redeeming Shares by wire or telephone may be modified or terminated at any time by Ex-celsior Fund, CGFSC or the Distributor. EXCELSIOR FUND, CGFSC, AND THE DIS-TRIBUTOR WILL NOT BE LIABLE FOR ANY LOSS, LIABILITY, COST OR EXPENSE FOR ACT-ING UPON TELEPHONE INSTRUCTIONS THAT ARE REASONABLY BELIEVED TO BE GENUINE. IN ATTEMPTING TO CONFIRM THAT TELEPHONE INSTRUCTIONS ARE GENUINE, EXCELSIOR FUND WILL USE SUCH PROCEDURES AS ARE CONSIDERED REASONABLE, INCLUDING RECORDING THOSE INSTRUCTIONS AND REQUESTING INFORMATION AS TO ACCOUNT REGISTRATION.

 If any portion of the Shares to be redeemed represents an investment made by personal check, Excelsior Fund and CGFSC reserve the right not to honor the redemption until CGFSC is reasonably satisfied that the check has been col-lected in accordance with the applicable banking regulations which may take up to 15 days. An investor who anticipates the need for more immediate access to his or her investment should purchase Shares by Federal funds or bank wire or by certified or cashier's check. Banks normally impose a charge in connection with the use of bank wires, as well as certified checks, cashier's checks and Federal funds. If an investor's purchase check is not collected, the purchase will be cancelled and CGFSC will charge a fee of $25.00 to the investor's ac-count.

 During periods of substantial economic or market change, telephone redemp-tions may be difficult to complete. If a Customer is unable to contact CGFSC by telephone, the Customer may also deliver the redemption request to CGFSC in writing at the address noted above under "How to Purchase and Redeem Shares--Redemption by Mail."

OTHER REDEMPTION INFORMATION

 Except as described in "Investor Programs" below, investors may be required to redeem Shares in a Fund after 60 days' written notice if due to investor redemptions the balance in the particular account with respect to the Fund re-mains below $500. If a Customer has agreed with a particular Shareholder Or-ganization to maintain a minimum balance in his or her account at the institu-tion with respect to Shares of a Fund, and the balance in such account falls below that minimum, the Customer may be obliged by the Shareholder Organiza-tion to redeem all or part of his or her Shares to the extent necessary to maintain the required minimum balance.

GENERAL

 Purchase and redemption orders for Shares which are received and accepted prior to the close of regular trading hours on the Exchange (currently 4:00 p.m., Eastern Time) on any Business Day are priced according to the net asset value determined on that day. Purchase orders received and accepted after the close of regular trading hours on the Exchange are priced at the net asset value per Share determined on the next Business Day.

                               INVESTOR PROGRAMS

EXCHANGE PRIVILEGE

 Customers of Shareholder Organizations may, after appropriate prior authori-zation and without an exchange fee imposed by Excelsior Fund, exchange Shares in a Fund having a value of at least $500 for Shares of any other Fund, or for Trust Shares of Excelsior Institutional Trust, provided that such other Shares may legally be sold in the state of the investor's residence.

 Excelsior Institutional Trust currently offers Trust Shares in two investment portfolios as follows:

  Optimum Growth Fund, a fund seeking superior, risk-adjusted total return through investments in a diversified portfolio of equity securities whose growth prospects, in the opinion of its investment adviser, appear to exceed that of the overall market; and

  Value Equity Fund, a fund seeking long-term capital appreciation through in-vestments in a diversified portfolio of equity securities whose market value, in the opinion of its investment adviser, appears to be undervalued relative to the marketplace.

 An exchange involves a redemption of all or a portion of the Shares in a Fund and the investment of the redemption proceeds in Shares of another Fund or of a portfolio of Excelsior Institutional Trust. The redemption will be made at the per Share net asset value of the Shares being redeemed next determined af-ter the exchange request is received. The shares of the portfolio to be ac-quired will be purchased at the per share net asset value of those shares (plus any applicable sales load) next determined after acceptance of the ex-change request. No sales load will be payable on shares to be acquired through an exchange to the extent that a sales load was previously paid on the Shares being exchanged.

 Investors may find the exchange privilege useful if their investment objec-tives or market outlook should change after they invest in a Fund. For further information regarding exchange privileges, shareholders should call (800) 446-1012 (from overseas, call (617) 557-8280). Investors exercising the exchange privilege with the portfolios of Excelsior Institutional Trust should request and review the prospectus of such funds. Such prospectuses may be obtained by calling the telephone numbers listed above. In order to prevent abuse of this privilege to the disadvantage of other shareholders, Excelsior Fund and Excel-sior Institutional Trust reserve the right to limit the number of exchange re-quests of investors to no more than six per year. Excelsior Fund may modify or terminate the ex-change program at any time upon 60 days' written notice to shareholders, and may reject any exchange request. EXCELSIOR FUND, EXCELSIOR INSTITUTIONAL TRUST, CGFSC AND THE DISTRIBUTOR ARE NOT RESPONSIBLE FOR THE AUTHENTICITY OF EXCHANGE REQUESTS RECEIVED BY TELEPHONE THAT ARE REASONABLY BELIEVED TO BE GENUINE. IN ATTEMPTING TO CONFIRM THAT TELEPHONE INSTRUCTIONS ARE GENUINE, EX-CELSIOR FUND AND EXCELSIOR INSTITUTIONAL TRUST WILL USE SUCH PROCEDURES AS ARE CONSIDERED REASONABLE, INCLUDING RECORDING THOSE INSTRUCTIONS AND REQUESTING INFORMATION AS TO ACCOUNT REGISTRATION.

 For Federal income tax purposes, an exchange of Shares is a taxable event and, accordingly, a capital gain or loss may be realized by an investor. Be-fore making an exchange, an investor should consult a tax or other financial adviser to determine tax consequences.

SYSTEMATIC WITHDRAWAL PLAN

 Customers of certain Shareholder Organizations who own Shares of a Fund with a value of $10,000 or more may establish a Systematic Withdrawal Plan. The in-vestor may request a declining-balance withdrawal, a fixed-dollar withdrawal, a fixed-share withdrawal, or a fixed-percentage withdrawal (based on the cur-rent value of Shares in the account) on a monthly, quarterly, semi-annual or annual basis. Information concerning the availability of, and the procedures and fees relating to, such plans may be obtained by Customers directly from their Shareholder Organizations.

RETIREMENT PLANS

 Shares are available for purchase by investors in connection with the follow-ing tax-deferred prototype retirement plans offered by certain Shareholder Or-ganizations:

  IRAs (including "rollovers" from existing retirement plans) for individuals and their spouses;

  Profit Sharing and Money-Purchase Plans for corporations and self-employed individuals and their partners to benefit themselves and their employees; and

  Keogh Plans for self-employed individuals.

 Investors investing in the Funds pursuant to Profit Sharing and Money-Pur-chase Plans and Keogh Plans are not subject to the minimum investment and forced redemption provisions described above. The minimum initial investment for IRAs is $250 per Fund and the minimum subsequent investment is $50 per Fund. Detailed information concerning eligibility, service fees and other mat-ters related to these plans is available from Shareholder Organizations.

 Information concerning the availability of, and the procedures and fees re-lating to, such retirement plans may be obtained by Customers directly from their Shareholder Organizations.

AUTOMATIC INVESTMENT PROGRAM

 The Automatic Investment Program permits Customers of certain Shareholder Or-ganizations to purchase Shares (minimum of $50 per Fund per transaction) at regular intervals selected by the Customer. Provided the investor's financial institution allows automatic withdrawals, Shares are purchased by transferring funds from an investor's checking, bank money market or NOW account designated by the investor. At the investor's option, the account designated will be deb-ited in the specified amount, and Shares will be purchased, once a month, on either the first or fifteenth day, or twice a month, on both days.

 The Automatic Investment Program is one means by which an investor may use "Dollar Cost Averaging" in making investments. Instead of trying to time mar-ket performance, a fixed dollar amount is invested in Shares at predetermined intervals. This may help investors to reduce their average cost per share be-cause the agreed upon fixed investment amount allows more Shares to be pur-chased during periods of lower share prices and fewer Shares during periods of higher prices. In order to be effective, Dollar Cost Averaging should usually be followed on a sustained, consistent basis. Investors should be aware, how-ever, that Shares bought using Dollar Cost Averaging are purchased without re-gard to their price on the day of investment or to market trends. In addition, while investors may find Dollar Cost Averaging to be beneficial, it will not prevent a loss if an investor ultimately redeems his Shares at a price which is lower than their purchase price.

 Information concerning the availability of, and the procedures and fees relat-ing to, Automatic Investment accounts may be obtained by Customers directly from their Shareholder Organizations.

                          DIVIDENDS AND DISTRIBUTIONS

 Dividends from the net investment income of the Funds are declared and paid quarterly. For dividend purposes, a Fund's investment income is reduced by ac-crued expenses directly attributable to that Fund and the general expenses of Excelsior Fund prorated to that Fund on the basis of its relative net assets. A Fund's net investment income available for distribution to the holders of Trust Shares will be reduced by the amount of other expenses allocated to such se-ries, including the expense of distribution fees associated with Excelsior Fund's Distribution Plan. Net realized capital gains are distributed at least annually. Dividends and distributions will reduce the net asset value of each of the Funds by the amount of the dividend or distribution. All dividends and distributions paid on Shares held of record by the Investment Adviser and its affiliates or correspondent banks will be paid in cash. Customers of Share-holder Organizations will receive dividends and distributions in additional Shares of the Fund on which the dividend or distribution is paid (as determined on the payable date), unless they have requested in writing (received by CGFSC at Excelsior Fund's address prior to the payment date) to receive dividends and distributions in cash. Reinvested dividends and distributions receive the same tax treatment as those paid in cash.

                                     TAXES

FEDERAL

 Each of the Funds qualified for its last taxable year as a "regulated invest-ment company" under the Internal Revenue Code of 1986, as amended (the "Code"). Each Fund expects to so qualify in future years. Such qualification generally relieves a Fund of liability for Federal income taxes to the extent its earn-ings are distributed in accordance with the Code.

 Qualification as a regulated investment company under the Code requires, among other things, that a Fund distribute to its shareholders an amount equal to at least 90% of its investment company taxable income for each taxable year. In general, a Fund's investment company taxable income will be its income (includ-ing dividends and interest), subject to certain adjustments and excluding the excess of any net long-term capital gain for the taxable year over the net short-term capital loss, if any, for such year. Each Fund intends to distribute substantially all of its investment company taxable income each year. Such div-idends will be taxable as ordinary income to Fund shareholders who are not cur-rently exempt from Federal income taxes, whether such income is received in cash or reinvested in additional Shares. (Federal income taxes for distribu-tions to IRAs and qualified pension plans are deferred under the Code.) The dividends received deduction for corporations will apply to such ordinary in-come distributions to the extent of the total qualifying dividends received by a Fund from domestic corporations for the taxable year.

 Distribution by a Fund of the excess of its net long- term capital gain over its net short-term capital loss is taxable to shareholders as long-term capital gain, regardless of how long the shareholders have held their Shares and whether such gains are received in cash or reinvested in additional Shares. Such distributions are not eligible for the dividends received deduction.

 Dividends declared in October, November or December of any year payable to shareholders of record on a specified date in such months will be deemed to have been received by shareholders and paid by a Fund on December 31 of such year in the event such dividends are actually paid during January of the fol-lowing year.

 An investor considering buying Shares of a Fund on or just before the record date of a dividend should be aware that the amount of the forthcoming dividend payment, although in effect a return of capital, will be taxable to him.

 A taxable gain or loss may be realized by a shareholder upon his redemption, transfer or exchange of Shares depending upon the tax basis of such Shares and their price at the time of redemption, transfer or exchange. If a shareholder holds Shares for six months or less and during that time receives a capital gain dividend on those Shares, any loss recognized on the sale or exchange of those Shares will be treated as a long-term capital loss to the extent of the capital gain dividend. Generally, a shareholder may include sales charges in-curred upon the purchase of Shares in his tax basis for such Shares for the purpose of determining gain or loss on a redemption, transfer or exchange of such Shares. However, if the shareholder effects an exchange of such Shares for Shares of another Fund within 90 days of the purchase and is able to re-duce the sales charges applicable to the new Shares (by virtue of the exchange privilege), the amount equal to such reduction may not be included in the tax basis of the shareholder's exchanged Shares for the purpose of determining gain or loss but may be included (subject to the same limitation) in the tax basis of the new Shares.

 Qualification as a regulated investment company under the Code also requires that each Fund satisfy certain requirements with respect to the source of its income for a taxable year. At least 90% of the gross income of each Fund must be derived from dividends, interest, payments with respect to securities loans, gains from the sale or other disposition of stock, securities or for-eign currencies, and other income (including, but not limited to, gains from options, futures, or forward contracts) derived with respect to the Fund's business of investing in such stock, securities or currencies. The Treasury Department may by regulation exclude from qualifying income foreign currency gains which are not directly related to a Fund's principal business of invest-ing in stock or securities, or options and futures with respect to stock or securities. Any in come derived by a Fund from a partnership or trust is treated for this purpose as derived with respect to the Fund's business of in-vesting in stock, securities or currencies only to the extent that such income is attributable to items of income which would have been qualifying income if realized by the Fund in the same manner as by the partnership or trust.

 The foregoing summarizes some of the important tax considerations generally affecting the Funds and their shareholders and is not intended as a substitute for careful tax planning. Accordingly, potential investors in the Funds should consult their tax advisers with specific reference to their own tax situa-tions. Shareholders will be advised annually as to the Federal income tax con-sequences of distributions made each year.

STATE AND LOCAL

 Purchasers are advised to consult their tax advisers concerning the applica-tion of state and local taxes, which may have different consequences from those of the Federal income tax law described above.

                            MANAGEMENT OF THE FUNDS

 The business and affairs of the Funds are managed under the direction of Ex-celsior Fund's Board of Directors. The Statement of Additional Information contains the names of and general background information concerning Excelsior Fund's directors.

INVESTMENT ADVISER

 United States Trust Company of New York serves as the Investment Adviser to each Fund. U.S. Trust is a state-chartered bank and trust company. The Invest-ment Adviser provides trust and banking services to individuals, corporations, and institutions both nationally and internationally, including investment management, estate and trust administration, financial planning, corporate trust and agency banking, and personal and corporate banking. The Investment Adviser is a member bank of the Federal Reserve System and the Federal Deposit Insurance Corporation and is one of the twelve members of the New York Clear-ing House Association.

 On December 31, 1995, the Investment Adviser's Asset Management Group had ap-proximately $47 billion in assets under management. The Investment Adviser, which has its principal offices at 114 W. 47th Street, New York, New York 10036, is a subsidiary of U.S. Trust Corporation, a registered bank holding company.

 The Investment Adviser manages each Fund, makes decisions with respect to and places orders for all purchases and sales of its portfolio securities, and maintains records relating to such purchases and sales.

 The Equity Fund's portfolio manager, David A. Tillson, is the person primar-ily responsible for the day-to-day management of the Fund's investment portfo-lio. Mr. Tillson, a Senior Vice President and Senior Portfolio Manager, has been with U.S. Trust since 1993, and has been the Fund's portfolio manager since December 1994. Prior to joining U.S. Trust, Mr. Tillson was the founder and President of TDA Capital Management Company, and a Senior Vice President of Matrix Asset Advisors until 1993. He was also a Vice President and Senior Portfolio Manager with V C S & O Asset Management until 1990.

 The Aging of America Fund's portfolio manager, Jonathan L. Stanley, is the person primarily responsible for the day-to-day management of the Fund's in-vestment portfolio. Mr. Stanley, a Senior Vice President and Senior Portfolio Manager of U.S. Trust, has been with U.S. Trust since 1993 and has been the Fund's portfolio manager since December 1995. Prior to his association with U.S. Trust, Mr. Stanley was an investment manager with Deutche Bank Capital Corporation.

 The Communication and Entertainment Fund's portfolio manager, John J. Apruzzese, is the person primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Apruzzese, a Senior Vice President, Department Manager and Senior Portfolio Manager of U.S. Trust, has been with U.S. Trust since 1984 and has been the Fund's portfolio manager since its in-ception.

 The Business and Industrial Restructuring Fund's portfolio manager, David J. Williams, is the person primarily responsible for the day-to-day management of the Fund's investment portfolio. Mr. Williams, Senior Vice President, Depart-ment Manager and Senior Portfolio Manager of the Personal Equity and Balanced Investment Division of U.S. Trust, has been with U.S. Trust since 1987 and has been the Fund's portfolio manager since its inception.

 The Global Competitors Fund's portfolio manager, Wendy S. Popowich, is the person primarily responsible for the day-to-day management of the Fund's in-vestment portfolio. Ms. Popowich, a Senior Vice President and Portfolio Man-ager of the Personal Investment Division of U.S. Trust, has been with U.S. Trust since 1983 and has been the Fund's portfolio manager since its incep-tion.

 The Early Life Cycle Fund's portfolio manager, Timothy W. Evnin, is the per-son primarily responsible for the day-to-day management of the Fund's invest-ment portfolio. Mr. Evnin, a Vice President and Portfolio Manager of U.S. Trust, has been with U.S. Trust since 1987 and has been the Fund's portfolio manager since its inception.

 For the services provided and expenses assumed pursuant to its Investment Ad-visory Agreements, the Investment Adviser is entitled to be paid a fee, com-puted daily and paid monthly, at the annual rates of: .75% of the average daily net assets of the Equity Fund; and .60% of the average daily net assets of each Theme Fund. The advisory fee rate payable by the Equity Fund is higher than the rates payable by most mutual funds. The Board of Directors believes, based on information supplied to it by the Investment Adviser, that this fee is comparable to the rates paid by many other funds with similar investment objectives and policies and is appropriate for the Fund in light of its in-vestment objective and policies. For the fiscal year ended March 31, 1996, the Investment Adviser received an advisory fee at the effective annual rates of
 .68%, .56%, .55%, .56%, .56% and .52% of the average daily net assets of the Equity, Aging of America, Communication and Entertainment, Business and Indus-trial Restructuring, Global Competitors and Early Life Cycle Funds, re-spectively. For the same period, the Investment Adviser waived advisory fees at the effective annual rates of .07%, .04%, .05%, .04%, .04% and .08% of the average daily net assets of the Equity, Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds, respectively.

 From time to time, the Investment Adviser may waive (either voluntarily or pursuant to applicable state expense limitations) all or a portion of the ad-visory fees payable to it by a Fund, which waiver may be terminated at any time. See "Management of the Funds--Service Organizations" for additional in-formation on fee waivers.

ADMINISTRATORS

 CGFSC, Federated Administrative Services and U.S. Trust serve as the Funds' administrators (the "Administrators") and provide them with general adminis-trative and operational assistance. The Administrators also serve as adminis-trators of the other portfolios of Excelsior Fund and of all the portfolios of Excelsior Tax-Exempt Fund and Excelsior Institutional Trust, which are also advised by the Investment Adviser and its affiliates and distributed by the Distributor. For the services provided to all portfolios of Excelsior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust (except the inter-national portfolios of Excelsior Fund and Excelsior Institutional Trust), the Administrators are entitled jointly to annual fees, computed daily and paid monthly, based on the combined aggregate average daily net assets of the three companies (excluding the international portfolios of Excelsior Fund and Excel-sior Institutional Trust) as follows:

                    COMBINED AGGREGATE AVERAGE DAILY
                 NET ASSETS OF EXCELSIOR FUND, EXCELSIOR
            TAX-EXEMPT FUND AND EXCELSIOR INSTITUTIONAL TRUST
          (EXCLUDING THE INTERNATIONAL PORTFOLIOS OF EXCELSIOR            ANNUAL
                 FUND AND EXCELSIOR INSTITUTIONAL TRUST)                   FEE
          ----------------------------------------------------            ------
first $200 million....................................................... .200%
next $200 million........................................................ .175%
over $400 million........................................................ .150%

 Administration fees payable to the Administrators by each portfolio of Excel-sior Fund, Excelsior Tax-Exempt Fund and Excelsior Institutional Trust are al-located in proportion to their relative average daily net assets at the time of determination. From time to time, the Administrators may waive (either voluntarily or pursuant to applicable state expense limitations) all or a por-tion of the administration fee payable to them by a Fund, which waivers may be terminated at any time. See "Management of the Funds--Service Organizations" for additional information on fee waivers. For the period from April 1, 1995 through July 31, 1995, CGFSC and the former administrator received an aggre-gate administration fee (under the same compensation arrangements noted above) at the effective annual rates of .151%, .154%, .154%, .154%, .154% and .154%
of the average daily net assets of the Equity, Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds, respectively. For the same period, CGFSC and the former administrator waived administration fees at the effective annual rate of .003% of the average daily net assets of the Equity Fund. From August 1, 1995 through March 31, 1996, the Administrators received an aggregate adminis-tration fee at the effective annual rates of .150%, .154%, .154%, .154%, .154% and .154% of the average daily net assets of the Equity, Aging of America, Communication and Entertainment, Business and Industrial Restructuring, Global Competitors and Early Life Cycle Funds, respectively. For the same period, the Administrators waived administration fees at the effective annual rate of
 .004% of the average daily net assets of the Equity Fund.

SERVICE ORGANIZATIONS

 Excelsior Fund will enter into Shareholder Servicing agreements ("Servicing Agreement") with Shareholder Organizations which agree to provide their Cus-tomers various shareholder administrative services with respect to their Shares (hereinafter referred to as "Service Organizations"). As a considera-tion for the administrative services provided to Customers, a Fund will pay each Service Organization an administrative service fee at the annual rate of up to .40% of the average daily net asset value of its Shares held by the Service Organization's Customers. Such servic-es, which are described more fully in the Statement of Additional Information under "Management of the Funds--Service Organizations," may include assisting in processing purchase, exchange and redemption requests; transmitting and re-ceiving funds in connection with Customer orders to purchase, exchange or re-deem Shares; and providing periodic statements. Under the terms of the Servic-ing Agreement, Service Organizations will be required to provide to Customers a schedule of any fees that they may charge in connection with a Customer's investment. Until further notice, the Investment Adviser and Administrators have voluntarily agreed to waive fees payable by a Fund in an amount equal to administrative service fees payable by that Fund.

BANKING LAWS

 Banking laws and regulations currently prohibit a bank holding company regis-tered under the Federal Bank Holding Company Act of 1956 or any bank or non-bank affiliate thereof from sponsoring, organizing or controlling a regis-tered, open-end investment company continuously engaged in the issuance of its shares, and prohibit banks generally from issuing, underwriting, selling or distributing securities such as Shares of the Funds, but such banking laws and regulations do not prohibit such a holding company or affiliate or banks gen-erally from acting as investment adviser, transfer agent, or custodian to such an investment company, or from purchasing shares of such company for and upon the order of customers. The Investment Adviser, CGFSC and certain Shareholder Organizations may be subject to such banking laws and regulations. State secu-rities laws may differ from the interpretations of Federal law discussed in this paragraph and banks and financial institutions may be required to regis-ter as dealers pursuant to state law.

 Should legislative, judicial, or administrative action prohibit or restrict the activities of the Investment Ad- viser or other Shareholder Organizations in connection with purchases of Fund Shares, the Investment Adviser and such Shareholder Organizations might be required to alter materially or discontinue the investment services offered by them to Customers. It is not anticipated, however, that any resulting change in the Funds' method of operations would affect their net asset values per Share or result in financial loss to any shareholder.

                         DESCRIPTION OF CAPITAL STOCK

 Excelsior Funds, Inc. (formerly UST Master Funds, Inc.) was organized as a Maryland corporation on August 2, 1984. Currently, Excelsior Fund has autho-rized capital of 35 billion shares of Common Stock, $.001 par value per share, classified into 40 series of shares representing interests in 20 investment portfolios. This Prospectus describes the Equity, Early Life Cycle, Aging of America, Communication and Entertainment, Business and Industrial Restructur-ing and Global Competitors Funds. In addition to the Trust Shares, Excelsior Fund offers a separate series of shares offered under a separate prospectus representing interests in each of those Funds. Trust Shares and the other se-ries of shares offered under a separate prospectus have different expenses, which may affect performance. Call (800) 446-1012 for information regarding the other series of shares in each Fund offered under a separate prospectus.

 Each share (irrespective of series designation) in a Fund represents an equal proportionate interest in the particular Fund with other shares of the same class, and is entitled to such dividends and distributions out of the income earned on the assets belonging to such Fund as are declared in the discretion of Excelsior Fund's Board of Directors. Excelsior Fund's Charter authorizes the Board of Directors to classify or reclassify any class of shares into one or more additional classes or series.

 Excelsior Fund's shareholders are entitled to one vote for each full share held and fractional votes for fractional shares held and will vote in the ag-gregate and not by class or series, except as otherwise expressly required by law.

 Certificates for Shares will not be issued unless expressly requested in writ-ing to CGFSC and will not be issued for fractional Shares.

 As of July 15, 1996, U.S. Trust held of record substantially all of the Shares in the Funds as agent or custodian for its customers, but did not own such Shares beneficially because it did not have voting or investment discretion with respect to such Shares. U.S. Trust is a wholly-owned subsidiary of U.S. Trust Corporation.

                          CUSTODIAN AND TRANSFER AGENT

 The Chase Manhattan Bank, N.A. ("Chase"), a wholly-owned subsidiary of The Chase Manhattan Corporation, serves as the custodian of the Funds' assets. Com-munications to the custodian should be directed to Chase, Mutual Funds Service Division, 770 Broadway, New York, New York 10003-9598.

 Chase may enter into an international sub-custodian agreement with a third party providing for the custody of foreign securities held by the Funds.

 U.S. Trust serves as the Funds' transfer and dividend disbursing agent. U.S. Trust has also entered into a sub-transfer agency arrangement with CGFSC, 73 Tremont Street, Boston, Massachusetts 02108-3913, pursuant to which CGFSC pro-vides certain transfer agent, dividend disbursement and registrar services to the Funds.

 U.S. Trust may, from time to time, enter into sub-transfer agency arrangements with third party providers of transfer agency services.

                            PERFORMANCE INFORMATION

 From time to time, in advertisements or in reports to shareholders, the per-formance of the Shares of the Funds may be quoted and compared to that of other mutual funds with similar investment objectives and to stock or other relevant indices or to rankings prepared by independent services or other financial or industry publications that monitor the performance of mutual funds. For exam-ple, the performance of a Fund may be compared to data prepared by Lipper Ana-lytical Services, Inc., a widely recognized independent service which monitors the performance of mutual funds. The performance of the Equity and Theme Funds may be also compared to the Standard & Poor's 500 Stock Index ("S&P 500"), an index of unmanaged groups of common stocks, the Consumer Price Index, or the Dow Jones Industrial Average, a recognized unmanaged index of common stocks of 30 industrial companies listed on the New York Stock Exchange.

 Performance data as reported in national financial publications, including but not limited to Money Magazine, Forbes, Barron's, The Wall Street Journal and The New York Times, or in publications of a local or regional nature, may also be used in comparing the performance of the Funds.

 From time to time, each Fund may advertise its performance by using "average annual total return" over various periods of time. Such total return figure re-flects the average percentage change in the value of an investment in a Fund from the beginning date of the measuring period to the end of the measuring pe-riod. Average total return figures will be given for the most recent one-year period, and may be given for other periods as well (such as from the commence-ment of a Fund's operations, or on a year-by-year basis). Each Fund may also use aggregate total return figures for various periods, representing the cumu-lative change in the value of an investment in the Fund for the specific peri-od. Both methods of calculating total return assume that dividends and capital gain distributions made by a Fund during the period are reinvested in Fund Shares and also reflect the maximum sales load charged by the Fund.

 Performance will fluctuate and any quotation of performance should not be con-sidered as representative of a Fund's future performance. Shareholders should remember that performance is generally a function of the kind and quality of the instruments held in a portfolio, operating expenses, and market condi-tions. Any fees charged by Shareholder Organizations with respect to accounts of Customers that have invested in Shares will not be included in calculations of performance.

                                 MISCELLANEOUS

 Shareholders will receive unaudited semiannual reports describing the Funds' investment operations and annual financial statements audited by the Funds' independent auditors.

 As used in this Prospectus, a "vote of the holders of a majority of the out-standing shares" of Excelsior Fund, a particular Fund or a particular series of a Fund means, with respect to the approval of an investment advisory agree-ment, a distribution plan or a change in a fundamental investment policy, the affirmative vote of the lesser of (a) more than 50% of the outstanding shares of Excelsior Fund or such Fund or series, or (b) 67% or more of the shares of Excelsior Fund or such Fund or series present at a meeting if more than 50% of the outstanding shares of Excelsior Fund or such Fund or series are repre-sented at the meeting in person or by proxy.

 Inquiries regarding any of the Funds may be directed to the Distributor at the address listed under "Distributor."

                   INSTRUCTIONS FOR NEW ACCOUNT APPLICATION

OPENING YOUR ACCOUNT:

  Complete the Application(s) and mail to:
                                        FOR OVERNIGHT DELIVERY: send to:


  Excelsior Funds                       Excelsior Funds
  c/o Chase Global Funds Services Company
                                        c/o Chase Global Funds Services Compa-
  P.O. Box 2798                         ny--Transfer Agent
  Boston, MA 02208-2798                 73 Tremont Street
                                        Boston, MA 02108-3913

  Please enclose with the Application(s) your check made payable to the "Ex-celsior Funds" in the amount of your investment.

  For direct wire purchases please refer to the section of the Prospectus en-titled "How to Purchase and Redeem Shares--Purchase Procedures."

MINIMUM INVESTMENTS:

  Except as provided in the Prospectus, the minimum initial investment is $500 per Fund; subsequent investments must be in the minimum amount of $50 per Fund. Investments may be made in excess of these minimums.

REDEMPTIONS:

  Shares can be redeemed in any amount and at any time in accordance with pro-cedures described in the Prospectus. In the case of shares recently purchased by check, redemption proceeds will not be made available until the transfer agent is reasonably assured that the check has been collected in accordance with applicable banking regulations.

  Certain legal documents will be required from corporations or other organi-zations, executors and trustees, or if redemption is requested by anyone other than the shareholder of record. Written redemption requests in excess of $50,000 per account must be accompanied by signature guarantees.

SIGNATURES: Please be sure to sign the Application(s).

  If the shares are registered in the name of:
    - an individual, the individual should sign.
    - joint tenants, both tenants should sign.
    - a custodian for a minor, the custodian should sign.
    - a corporation or other organization, an authorized officer should sign (please indicate corporate office or title).*
    - a trustee or other fiduciary, the fiduciary or fiduciaries should sign (please indicate capacity).*
  * A corporate resolution or appropriate certificate may be required.

QUESTIONS:

  If you have any questions regarding the Application or redemption require-ments, please contact the transfer agent at (800) 446-1012 between 9:00 a.m. and 5:00 p.m. (Eastern Time).

[LOGO OF EXCELSIOR         CHASE GLOBAL FUNDS SERVICES COMPANY
    FUNDS INC.]            CLIENT SERVICES

                           P.O. Box 2798                      NEW
                           Boston, MA 02208-2798              ACCOUNT
                           (800) 446-1012                     APPLICATION
                                                              (TRUST SHARES)
  -----------------------------------------------------------------------------

  -----------------------------------------------------------------------------
    ACCOUNT REGISTRATION
  -----------------------------------------------------------------------------
    [_] Individual  [_] Joint Tenants  [_] Trust  [_] Gift/Transfer to Minor
    [_] Other

    Note: Joint tenant registration will be as "joint tenants
    with right of survivorship" unless otherwise specified. Trust registrations should specify name of the trust, trustee(s), beneficiary(ies), and the date of the trust instrument. Registration for Uniform Gifts/Transfers to Minors should be in the name of one custodian and one minor and include the state under which the custodianship is created (using the minor's Social Security Number ("SSN")). For IRA accounts a different application is required.
    ------------------------------   -----------------------------
    Name(s) (please print)           Social Security # or Taxpayer
    ------------------------------   Indentification #
    Name                             (   )
    ------------------------------   -----------------------------
    Address                          Telephone #
    ------------------------------   [_] U.S. Citizen  [_] Other
    City/State/Zip Code              (specify)

  -----------------------------------------------------------------------------
    FUND SELECTION (THE MINIMUM INITIAL AND SUBSEQUENT INVESTMENT IS $500 PER FUND AND $50 PER FUND, RESPECTIVELY. MAKE CHECKS PAYABLE TO
    "EXCELSIOR FUNDS.")
  -----------------------------------------------------------------------------


FUND                       INITIAL INVESTMENT
[_] Equity Fund            $ ___________    8815
[_] Aging of America
    Fund                   $ ___________    8816
[_] Communication &
    Entertainment Fund     $ ___________    8817
[_] Business &
    Industrial
    Restructuring Fund     $ ___________    8818

FUND                                            INITIAL INVESTMENT
[_] Global Competitors Fund                       $ ___________    8819
[_] Early Life Cycle Fund                         $ ___________    8812
[_] Other                                         $ ___________
TOTAL INITIAL INVESTMENT:                         $ ___________

    NOTE: If investing     A. BY MAIL: Enclosed is a check in the
    by wire, you must      amount of $ _____ payable to "Excelsior
    obtain a Bank Wire     Funds."
    Control Number. To     B. BY WIRE: A bank wire in the amount
    do so, please call     of $  has been sent to the Fund from
    (800) 446-1012 and        ------------------  ---------------
    ask for the Wire             Name of Bank      Wire Control
    Desk.                                             Number

    CAPITAL GAIN AND DIVIDEND DISTRIBUTIONS: All capital gain and dividend distributions will be reinvested in additional
    shares unless appropriate boxes below are checked:
    All dividends are to be         [_] reinvested    [_] paid in cash
    All capital gains are to be     [_] reinvested    [_] paid in cash

  -----------------------------------------------------------------------------
    ACCOUNT PRIVILEGES
  -----------------------------------------------------------------------------

    TELEPHONE EXCHANGE AND        AUTHORITY TO TRANSMIT
    REDEMPTION                    REDEMPTION PROCEEDS TO PRE-
                                  DESIGNATED ACCOUNT.

                                  I/We hereby authorize CGFSC to
    [_] I/We appoint CGFSC as     act upon instructions received
    my/our agent to act upon      by telephone to withdraw $500
    instructions received by      or more from my/our account in
    telephone in order to effect  the Excelsior Funds and to
    the telephone exchange and    wire the amount withdrawn to
    redemption privileges. I/We   the following commercial bank
    hereby ratify any             account. I/We understand that
    instructions given pursuant   CGFSC charges an $8.00 fee for
    to this authorization and     each wire redemption, which
    agree that Excelsior Fund,    will be deducted from the
    Excelsior Tax-Exempt Fund,    proceeds of the redemption.
    Excelsior Institutional
    Trust, CGFSC and their        Title on Bank Account*_________
    directors, trustees,          Name of Bank __________________
    officers and employees will   Bank A.B.A. Number  Account
    not be liable for any loss,   Number ________________________
    liability, cost or expense    Bank Address __________________
    for acting upon instructions  City/State/Zip Code ___________
    believed to be genuine and    (attach voided check here)
    in accordance with the
    procedures described in the   A corporation, trust or
    then current Prospectus. To   partnership must also submit a
    the extent that Excelsior     "Corporate Resolution" (or
    Fund, Excelsior Tax-Exempt    "Certificate of Partnership")
    Fund and Excelsior            indicating the names and
    Institutional Trust fail to   titles of officers authorized
    use reasonable procedures as  to act on its behalf.
    a basis for their belief,     * TITLE ON BANK AND FUND
    they or their service         ACCOUNT MUST BE IDENTICAL.
    contractors may be liable
    for instructions that prove
    to be fraudulent or
    unauthorized.

    I/We further acknowledge
    that it is my/our
    responsibility to read the
    Prospectus of any Fund into
    which I/we exchange.

    [_] I/We do not wish to have
    the ability to exercise
    telephone redemption and
    exchange privileges. I/We
    further understand that all
    exchange and redemption
    requests must be in writing.

    SPECIAL PURCHASE AND
    REDEMPTION PLANS
    I/We have completed and
    attached the Supplemental
    Application for:
    [_] Automatic Investment
    Plan
    [_] Systematic Withdrawal
    Plan

------------------------------------------------------------------
  RIGHTS OF ACCUMULATION
------------------------------------------------------------------
  To qualify for Rights of Accumulation, you must complete this section, listing all of your accounts including those in your spouse's name, joint accounts and accounts held for your minor children. If you need more space, please attach a separate sheet.

  [_] I/We qualify for the Rights of Accumulation sales charge discount described in the Prospectus and Statement of Additional Information.
  [_] I/We own shares of more than one Fund distributed by Edgewood Services, Inc. Listed below are the numbers of each of my/our Shareholder Accounts.
  [_] The registration of some of my/our shares differs from that shown on this application. Listed below are the account number(s) and full registration(s) in each case.

  LIST OF OTHER EXCELSIOR FUND ACCOUNTS:
  ______________________  _______________________________________
  ______________________  _______________________________________
  ______________________  _______________________________________
  ACCOUNT NUMBER          ACCOUNT REGISTRATIONS

------------------------------------------------------------------
  LETTER OF INTENT

------------------------------------------------------------------
  [_] I agree to the Letter of Intent provisions set forth in the Prospectus. Although I am not obligated to purchase, and Excelsior Fund is not obligated to sell, I intend to invest,
  over a 13-month period beginning on      , 19  , an aggregate
  amount in Eligible Funds of Excelsior Fund and Excelsior Tax-Exempt Fund at least equal to (check appropriate box):

  [_] $50,000[_] $100,000[_] $250,000[_] $500,000[_] $1,000,000[_] $2,000,000

  By signing this application, I hereby authorize CGFSC to redeem an appropriate number of shares held in escrow to pay any additional sales loads payable in the event that I do not fulfill the terms of this Letter of Intent.

------------------------------------------------------------------
  AGREEMENT AND SIGNATURES
------------------------------------------------------------------
  By signing this application, I/we hereby certify under penalty of perjury that the information on this application is complete and correct and that as required by Federal law:
  [_] I/WE CERTIFY THAT (1) THE NUMBER(S) SHOWN ON THIS FORM IS/ARE THE CORRECT TAXPAYER IDENTIFICATION NUMBER(S) AND (2) I/WE ARE NOT SUBJECT TO BACKUP WITHHOLDING EITHER BECAUSE
  I/WE HAVE NOT BEEN NOTIFIED BY THE INTERNAL REVENUE SERVICE
  THAT I/WE ARE SUBJECT TO BACKUP WITHHOLDING, OR THE IRS HAS NOTIFIED ME/US THAT I AM/WE ARE NO LONGER SUBJECT TO BACKUP WITHHOLDING. (NOTE: IF ANY OR ALL OF PART 2 IS NOT TRUE,
  PLEASE STRIKE OUT THAT PART BEFORE SIGNING.)
  [_] IF NO TAXPAYER IDENTIFICATION NUMBER ("TIN") OR SSN HAS
  BEEN PROVIDED ABOVE, I/WE HAVE APPLIED, OR INTEND TO APPLY,
  TO THE IRS OR THE SOCIAL SECURITY ADMINISTRATION FOR A TIN OR
  A SSN, AND I/WE UNDERSTAND THAT IF I/WE DO NOT PROVIDE THIS NUMBER TO CGFSC WITHIN 60 DAYS OF THE DATE OF THIS
  APPLICATION, OR IF I/WE FAIL TO FURNISH MY/OUR CORRECT SSN OR TIN, I/WE MAY BE SUBJECT TO A PENALTY AND A 31% BACKUP WITHHOLDING ON DISTRIBUTIONS AND REDEMPTION PROCEEDS. (PLEASE PROVIDE THIS NUMBER ON FORM W-9. YOU MAY REQUEST THE FORM BY CALLING CGFSC AT THE NUMBER LISTED ABOVE).
  I/We represent that I am/we are of legal age and capacity to purchase shares of the Excelsior Funds. I/We have received, read and carefully reviewed a copy of the appropriate Fund's current Prospectus and agree to its terms and by signing below I/we acknowledge that neither the Fund nor the Distributor is a bank and that Fund Shares are not deposits or obligations of, or guaranteed or endorsed by, United
  States Trust Company of New York, its parent and affiliates and the Shares are not federally insured by, guaranteed by, obligations of or otherwise supported by the U.S. Government, the Federal Deposit Insurance Corporation, the Federal
  Reserve Board, or any other governmental agency; and that an investment in the Funds involves investment risks, including possible loss of principal amount invested.

  THE INTERNAL REVENUE SERVICE DOES NOT REQUIRE YOUR CONSENT TO ANY PROVISIONS OF THIS FORM OTHER THAN THE CERTIFICATIONS REQUIRED TO AVOID BACKUP WITHHOLDING.
  X ___________________________ Date __________________________
  Owner Signature               Date __________________________
  X ___________________________
  Co-Owner Signature

  Sign exactly as name(s) of registered owner(s) appear(s) above
  (including legal title if signing for a corporation, trust custodial account, etc.).

------------------------------------------------------------------
  FOR USE BY AUTHORIZED AGENT (BROKER/DEALER) ONLY
------------------------------------------------------------------

  We hereby submit this application for the purchase of shares in accordance with the terms of our selling agreement with Edgewood Services, Inc., and with the Prospectus and Statement of Additional Information of each Fund purchased. We agree to notify CGFSC of any purchases made under the Letter of Intent or Rights of Accumulation.
  ----------------------------- -------------------------------
  Investment Dealer's Name      Source of Business Code
  ----------------------------- -------------------------------
  Main Office Address           Branch Number
  ----------------------------- -------------------------------
  Representative's Number       Representative's Name
  ----------------------------- -------------------------------
  Branch Address                Telephone
  ----------------------------- -------------------------------
  Investment Dealer's           Title
  Authorized Signature

[LOGO OF EXCELSIOR         CHASE GLOBAL FUNDS SERVICES COMPANY CLIENT SERVICES
    FUNDS INC.]
    LOGO                   P.O. Box 2798              SUPPLEMENTAL
                           Boston, MA 02208-2798      APPLICATION
                           (800) 446-1012             SPECIAL INVESTMENT AND
                                                      WITHDRAWAL OPTIONS
  -----------------------------------------------------------------------------

  -----------------------------------------------------------------------------
    ACCOUNT REGISTRATION PLEASE SUPPLY THE FOLLOWING INFORMATION EXACTLY AS IT APPEARS ON THE FUND'S RECORD.
  -----------------------------------------------------------------------------

    Fund Name __________________  Account Number _________________
    Owner Name _________________ Social Security or Taxpayer ID Street Address _____________ Number _________________________
    Resident                      City, State, Zip Code __________
    of  [_] U.S.  [_] Other ____  [_] Check here if this is a
                                  change of address

  -----------------------------------------------------------------------------
    DISTRIBUTION OPTIONS (DIVIDENDS AND CAPITAL GAINS WILL BE REINVESTED
    UNLESS OTHERWISE INDICATED)
  -----------------------------------------------------------------------------

    A. CAPITAL GAIN AND DIVIDEND DISTRIBUTIONS: All capital gain and dividend distributions will be reinvested in additional shares unless appropriate boxes below are checked:
         All dividends are to be        [_] reinvested  [_] paid in cash
         All capital gains are to be    [_] reinvested  [_] paid in cash

    B. PAYMENT ORDER: Complete only if distribution checks are to be payable to another party. Make distribution checks payable to:

                                  Name of Your Bank ______________
    Name _______________________  Bank Account Number ____________
    Address ____________________  Address of Bank ________________
    City, State, Zip Code ________________________________________

    C. DISTRIBUTIONS REINVESTED-CROSS FUNDS: Permits all distributions from one Fund to be automatically reinvested into another identically-registered Excelsior Fund. (NOTE: You may NOT open a new Fund account with this option.) Transfer all distributions earned:
    From: ______________________  Account No. ____________________
               (Fund)
    To: ________________________  Account No. ____________________
               (Fund)
  -----------------------------------------------------------------------------
    AUTOMATIC INVESTMENT PLAN     [_] YES  [_] NO
  -----------------------------------------------------------------------------

    I/We hereby authorize CGFSC to debit my/our personal checking account on the designated dates in order to purchase shares in the Fund indicated at the top of this application at the applicable public offering price determined on that day.
    [_] Monthly on the 1st day
    [_] Monthly on the 15th day
    [_] Monthly on both the 1st and 15th days
    Amount of each debit (minimum $50
    per Fund) $ ________________________
    NOTE: A Bank Authorization Form (below) and a voided personal check must accompany the Automatic Investment Plan application.
  -----------------------------------------------------------------------------
    EXCELSIOR FUNDS
    CLIENT SERVICES                                AUTOMATIC INVESTMENT PLAN
  -----------------------------------------------------------------------------
  -----------------------------------------------------------------------------
    BANK AUTHORIZATION
  -----------------------------------------------------------------------------

    -------------------- ------------------------ -------------------------
    Bank Name            Bank Address             Bank Account Number

    I/We authorize you, the above named bank, to debit my/our account for amounts drawn by CGFSC, acting as my agent for the purchase of Fund shares. I/We agree that your rights in respect to each withdrawal shall be the same as if it were a check drawn upon you and signed by me/us. This authority shall remain in effect until revoked in writing and received by you. I/We agree that you shall incur no liability when honoring debits, except a loss due to payments drawn against insufficient funds. I/We further agree that you will incur no liability to me if you dishonor any such withdrawal. This will be so even though such dishonor results in the cancellation of that purchase.

    ----------------------------  --------------------------------
    Account Holder's Name         Joint Account Holder's Name


    X ________________  _________ X __________________ ___________
        Signature       Date           Signature       Date

--------------------------------------------------------------------------
  SYSTEMATIC WITHDRAWAL PLAN   [_] YES  [_] NO    NOT AVAILABLE FOR IRA'S
--------------------------------------------------------------------------

  AVAILABLE TO SHAREHOLDERS WITH ACCOUNT BALANCES OF $10,000 OR
  MORE.
  I/We hereby authorize CGFSC to redeem the necessary number of shares from my/our Excelsior Fund Account on the designated dates in order to make the following periodic payments:

  [_] Monthly on the 24th day
  [_] Quarterly on the 24th day of January, April, July and October
  [_] Other_____________________

  (This request for participation in the Plan must be received by the 18th day of the month in which you wish withdrawals to begin.)

  Amount of each check ($100 minimum)
  $ _________________

  Please make        Recipient ________________________________
  check payable      Street Address ___________________________
  to: (To be         City, State, Zip Code ____________________
  completed only
  if redemption
  proceeds to be
  paid to other
  than account
  holder of record
  or mailed to
  address other
  than address of
  record)

  NOTE: If recipient of checks is not the registered shareholder, signature(s) below must be guaranteed. A corporation, trust or partnership must also submit a "Corporate Resolution" (or "Certification of Partnership") indicating the names and titles of officers authorized to act on its behalf.

------------------------------------------------------------------
  AGREEMENT AND SIGNATURES
------------------------------------------------------------------

  The investor(s) certifies and agrees that the certifications, authorizations, directions and restrictions contained herein will continue until CGFSC receives written notice of any
  change or revocation. Any change in these instructions must be in writing with all signatures guaranteed (if applicable).
  Date ______________________
  X                               X
  ------------------------------- -----------------------------
  Signature                       Signature
  ------------------------------- -----------------------------
  Signature Guarantee* (if applicable)
                                  Signature Guarantee* (if applicable)
  X                               X
  ------------------------------- -----------------------------
  Signature                       Signature
  ------------------------------- -----------------------------
  Signature Guarantee* (if applicable)
                                  Signature Guarantee* (if applicable)

  *ELIGIBLE GUARANTORS: An Eligible Guarantor institution is a bank, trust company, broker, dealer, municipal or government securities broker or dealer, credit union, national securities exchange, registered securities association, clearing agency or savings association, provided that such institution is a participant in STAMP, the Securities Transfer Agents Medallion Program.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
PROSPECTUS SUMMARY.........................................................   2
EXPENSE SUMMARY............................................................   3
FINANCIAL HIGHLIGHTS.......................................................   5
U.S. TRUST'S INVESTMENT PHILOSOPHY AND STRATEGIES..........................  11
INVESTMENT OBJECTIVES AND POLICIES.........................................  11
PORTFOLIO INSTRUMENTS AND OTHER INVESTMENT INFORMATION.....................  15
INVESTMENT LIMITATIONS.....................................................  18
PRICING OF SHARES..........................................................  19
HOW TO PURCHASE AND REDEEM SHARES..........................................  20
INVESTOR PROGRAMS..........................................................  26
DIVIDENDS AND DISTRIBUTIONS................................................  28
TAXES......................................................................  28
MANAGEMENT OF THE FUNDS....................................................  29
DESCRIPTION OF CAPITAL STOCK...............................................  32
CUSTODIAN AND TRANSFER AGENT...............................................  33
PERFORMANCE INFORMATION....................................................  33
MISCELLANEOUS..............................................................  34
INSTRUCTIONS FOR NEW ACCOUNT APPLICATION...................................  35

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESEN-TATIONS NOT CONTAINED IN THIS PROSPECTUS, OR IN THE FUNDS' STATEMENT OF ADDI-TIONAL INFORMATION INCORPORATED HEREIN BY REFERENCE, IN CONNECTION WITH THE OF-FERING MADE BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY EXCELSIOR FUND OR ITS DISTRIBUTOR. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING BY EXCELSIOR FUND OR BY ITS DISTRIBUTOR IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE.

                        [LOGO OF EXCELSIOR FUNDS INC.]

                                  EQUITY FUND

                             AGING OF AMERICA FUND

                      COMMUNICATION AND ENTERTAINMENT FUND

                   BUSINESS AND INDUSTRIAL RESTRUCTURING FUND

                            GLOBAL COMPETITORS FUND

                             EARLY LIFE CYCLE FUND

                                  TRUST SHARES

                                   Prospectus
                                 August 1, 1996